                                                                    Exhibit 99.1

                            ASSET PURCHASE AGREEMENT

                            dated as of May 25, 2001

                                 by and between

                              LSI LOGIC CORPORATION
                                 (as Purchaser)

                                       and

                            AMERICAN MEGATRENDS, INC.
                                   (as Seller)

                          with respect to the Assets of

                             Seller's RAID Business



                                TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                           Page
ARTICLE I DEFINITIONS........................................................................2
        Section 1.01    Definitions and Construction.........................................2

ARTICLE II SALE OF ASSETS AND CLOSING.......................................................10
        Section 2.01    Purchased and Excluded Assets.......................................10
        Section 2.02    Assumed and Retained Liabilities....................................10
        Section 2.03    Purchase Price; Allocation..........................................12
        Section 2.04    Closing.............................................................12
        Section 2.05    Further Assurances; Post-Closing Cooperation........................13
        Section 2.06    Third Party Consents................................................15
        Section 2.07    Insurance Proceeds..................................................15
        Section 2.08    Shared Intellectual Property........................................16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER........................................17
        Section 3.01    Organization, Standing and Power....................................17
        Section 3.02    Authority...........................................................17
        Section 3.03    No Conflicts........................................................18
        Section 3.04    No Governmental Consents............................................18

                                                                                           Page
        Section 3.05    Title to Purchased Assets; Absence of Encumbrances..................18
        Section 3.06    Financial Statements and Schedules..................................19
        Section 3.07    Absence of Certain Changes..........................................20
        Section 3.08    Absence of Undisclosed Liabilities..................................21
        Section 3.09    Litigation..........................................................21
        Section 3.10    Product Liability Claims............................................22
        Section 3.11    Restrictions on Business Activities.................................22
        Section 3.12    Governmental Authorization..........................................22
        Section 3.13    Intellectual Property...............................................22
        Section 3.14    Environmental Matters...............................................25
        Section 3.15    Taxes...............................................................26
        Section 3.16    Employee Benefit Plans..............................................27
        Section 3.17    Employee Stock Options..............................................28
        Section 3.18    Certain Agreements Affected by the Acquisition......................28
        Section 3.19    Employee Matters....................................................28
        Section 3.20    Interested Party Transactions.......................................29
        Section 3.21    Insurance...........................................................30
        Section 3.22    Compliance With Laws................................................30
        Section 3.23    Books and Records...................................................30
        Section 3.24    Brokers' and Finders' Fees; Third Party Expenses....................30
        Section 3.25    Customers and Suppliers.............................................30
        Section 3.26    Business Contracts..................................................31
        Section 3.27    No Breach of Business Contracts.....................................32
        Section 3.28    Third Party Consents................................................32
        Section 3.29    Export Control Laws.................................................32
        Section 3.30    Product Releases....................................................32
        Section 3.31    Solvency............................................................32
        Section 3.32    Epidemic Failure....................................................33
        Section 3.33    Representations Complete............................................33

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER......................................33
        Section 4.01    Organization and Qualification......................................33
        Section 4.02    Authority Relative to this Agreement................................34
        Section 4.03    No Conflict; Required Filings and Consents..........................34
        Section 4.04    Financial Resources.................................................34
        Section 4.05    Litigation..........................................................34
        Section 4.06    No Further Representations..........................................35
        Section 4.07    Financial Incentive Shares..........................................35

ARTICLE V COVENANTS.........................................................................35
        Section 5.01    Conduct of Business by Seller Pending the Closing...................35
        Section 5.02    Notice of Certain Events............................................37
        Section 5.03    Access to Information; Confidentiality..............................37

                                                                                           Page
        Section 5.04    No Solicitation of Transactions.....................................38
        Section 5.05    Financial Statements and Reports....................................39
        Section 5.06    Delivery of Books and Records; Removal of Property..................39
        Section 5.07    Noncompetition......................................................40
        Section 5.08    Notice and Cure.....................................................42
        Section 5.09    Fulfillment of Conditions...........................................42
        Section 5.10    Further Action; Consents; Filings...................................43
        Section 5.11    Employment Matters..................................................43
        Section 5.12    Financial Incentive Payments........................................44
        Section 5.13    Public Announcements................................................44

ARTICLE VI ADDITIONAL AGREEMENTS............................................................44
        Section 6.01    Assistance and Cooperation..........................................45
        Section 6.02    FIRPTA Certificate..................................................45
        Section 6.03    Tax Clearance Certificates..........................................45
        Section 6.04    Bulk Sales Act......................................................45
        Section 6.05    Special Purpose Subsidiary..........................................45
        Section 6.06    Trademark and Website Agreement; Preferred Provider Agreement.......45

ARTICLE VII CONDITIONS TO CLOSING...........................................................46
        Section 7.01    Conditions to the Obligations of Each Party to Consummate the
                          Transaction.......................................................46
        Section 7.02    Additional Conditions to the Obligations of Seller..................46
        Section 7.03    Additional Conditions to the Obligations of Purchaser...............48

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..............................................50
        Section 8.01    Termination.........................................................50
        Section 8.02    Effect of Termination...............................................51
        Section 8.03    Expenses and Transfer Taxes.........................................52

ARTICLE IX SURVIVAL, INDEMNIFICATION AND ESCROW.............................................52
        Section 9.01    Survival of Representations and Warranties..........................52
        Section 9.02    Escrow Fund.........................................................53
        Section 9.03    Indemnification.....................................................53
        Section 9.04    Limits on Indemnification...........................................54
        Section 9.05    Damages Threshold...................................................54
        Section 9.06    Escrow Period.......................................................54
        Section 9.07    Procedure for Claims Upon Escrow Fund...............................55
        Section 9.08    Objections to Claims................................................55
        Section 9.09    Resolution of Conflicts; Arbitration................................55
        Section 9.10    Third Party Claims..................................................56

ARTICLE X GENERAL PROVISIONS................................................................58
        Section 10.01   Notices.............................................................58

                                                                                           Page
        Section 10.02   Amendment...........................................................59
        Section 10.03   Waiver, Rights and Remedies Cumulative..............................59
        Section 10.04   Severability........................................................59
        Section 10.05   Assignment; Binding Effect; No Third Party Beneficiary..............60
        Section 10.06   Governing Law.......................................................60
        Section 10.07   Waiver of Jury Trial................................................60
        Section 10.08   Headings; Interpretation............................................60
        Section 10.09   Counterparts........................................................61
        Section 10.10   Entire Agreement....................................................61

EXHIBITS


        Exhibit A     Form of Seller Warranties
        Exhibit B     Escrow Agreement
        Exhibit C     Assignment and Assumption Agreement and Bill of Sale
        Exhibit D     Trademark and Web Site Agreement
        Exhibit E     Opinion of Counsel to Seller
        Exhibit F     Employment Agreement
        Exhibit G     General Purchase Agreement
        Exhibit H     Transition Services Agreement
        Exhibit I     Stock Issuance Agreement
        Exhibit J.1   Subramonian Shankar Non-Competition Agreement
        Exhibit J.2   Raghunathan Sarma Non-Competition Agreement
        Exhibit J.3   Non-Competition Agreement
        Exhibit K     Employment Separation and Waiver Agreement
        Exhibit L     Preferred Provider Agreement
        Exhibit M     Norcross Sublease

                            ASSET PURCHASE AGREEMENT

               This ASSET PURCHASE AGREEMENT is made and entered into as of May 25, 2001 by and between LSI Logic Corporation, a Delaware corporation ("Purchaser"), and American Megatrends, Inc., a Georgia corporation ("Seller"). Capitalized terms not otherwise defined herein have the meanings set forth in
Article I.


                                    RECITALS

               Seller is engaged in the worldwide business of designing, developing, testing, marketing, selling, licensing, distributing, supporting and maintaining the RAID products set forth on Annex A and the technologies, hardware, software, firmware and utilities used to achieve the functionality provided by such RAID products (the "Business"). Seller desires to sell to Purchaser, and Purchaser desires to purchase and acquire from Seller, all Assets and Properties of Seller, including the Seller Intellectual Property, which either are used or held for use by Seller primarily in, or are necessary for, the conduct of the Business as a going concern, all on the terms and subject to the conditions set forth in this Agreement.

               NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    Section 1.01 Definitions and Construction

               (a) Certain Defined Terms. For purposes of this Agreement, the following terms shall have the respective meanings set forth below. All other capitalized terms, when used in this Agreement, shall have the respective meanings assigned to them where they first appear and are defined in this Agreement.

               "Action or Proceeding" means any action, suit, litigation, proceeding, mediation, arbitration or Governmental Entity investigation or audit.

               "Affiliate", with respect to any Person, means any other Person that controls, is controlled by or is under common control with the first Person.

               "Agreement" means this Asset Purchase Agreement.

               "Ancillary Agreements" means, collectively, the Assignment and Assumption Agreement and Bill of Sale, the Assignment Instruments, the Escrow Agreement, the General Purchase Agreement, the Transition Services Agreement, the Employment Agreement, the Stock Issuance Agreement, the Employment Separation and Waiver Agreement, the Non-Competition Agreements, the Trademark and Web Site Agreement, the Preferred Provider Agreement, the Norcross Sublease, and all other support agreements and other agreements to be entered into in connection with the transactions contemplated by this Agreement.

               "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, licenses, Contracts, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

               "Assignment Instruments" means the Assignment and Assumption Agreement and Bill of Sale and the other instruments of assignment referred to in Section 2.04(c).

               "Associate", with respect to any Person, means any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities entitled to vote in the election of members of the Board of Directors or similar governing body, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity, the spouse of such Person, or any relative of such Person or spouse, who has the same principal residence as such Person.

               "Assumption Instruments" means the Assignment and Assumption Agreement and Bill of Sale and the other instruments of assumption referred to in Section 2.04(d).

               "Benefit Plan" means any written and any material unwritten bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day care, dependent care, legal services, cafeteria, life, health, accident, disability, worker's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

               "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition (financial or other), results of operations and Assets and Properties of such Person, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

               "Business Books and Records" has the meaning ascribed to it in
Schedule 2.01(a).

               "Business Contracts" has the meaning ascribed to it in Schedule 2.01(a).

               "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by Law or executive order to close in the State of California.

               "Business Licenses" has the meaning ascribed to it in Schedule 2.01(a).

               "Confidential Information" has the meaning ascribed to it in
Section 5.03.

               "Confidentiality Agreement" means the Confidentiality Agreement dated as of October 4, 2000 between Purchaser and Seller.

               "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or arrangement (whether written or oral) setting forth a legal obligation or right of a party thereto with respect to the subject matter thereof (including all amendments, supplements thereto, restatements thereof and consents, waivers and notices thereunder which affect the rights and/or obligations of any of the parties thereto).

               "Dell" means Dell Computer Corporation and its direct and indirect subsidiaries.

               "Dell Agreement" means the Letter Agreement dated April 19, 2000 from Dell Products L.P. to Seller evidencing the terms and conditions of their relationship.

               "Designated Shares" means the number of shares of Purchaser Common Stock issuable pursuant to the Stock Issuance Agreement.

               "$" means United States dollars.

               "Encumbrance" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance or restriction of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

               "Environmental Claim" means any written or oral notice, claim, demand or other communication, alleging or asserting liability for investigatory costs, cleanup costs, Governmental Entity response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by the Person against whom such liability is alleged or asserted or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or any Liability under any Environmental Law. The term "Environmental Claim" shall include any claim by any Governmental Entity for enforcement, cleanup, removal, response, remedial or other action or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

               "Environmental Law" means any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

               "Epidemic Failure" means failure or material malfunction of any product of the Business covered by Seller's warranties (in terms of complying with the material performance standards set forth in Seller's product data sheets and documented customer requirements accepted in writing by an authorized representative of Seller) during the warranty period applicable to such product where the number of products returned during any trailing period of twelve (12) consecutive months for a specific failure/malfunction attributable to the same cause exceeds two percent (2%) of the total units of such product shipped.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder, as in effect from time to time.

               "Excluded Assets" has the meaning ascribed to it in Section 2.01(b).

               "Expenses" means, with respect to any party hereto, all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants) reasonably incurred by or on behalf of such party in connection with or related to the negotiation, authorization, preparation, execution and performance of its obligations pursuant to this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby, the preparation and filing of any required HSR Act notice and any response to any request for additional information in connection therewith, and all other matters and proceedings related to this Agreement, the Ancillary Agreements, the transactions contemplated hereby and thereby and the closing of such transactions.

               "Financial Incentive Share Value" shall mean seven million dollars ($7,000,000).

               "GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately preceding comparable period.

               "Governmental Entity" means any arbitrator or mediator or any United States federal, state or local and any foreign governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body.

               "Hazardous Material" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

               "HP" means Hewlett-Packard Company and its direct and indirect subsidiaries .

               "HP Agreements" means the Division Purchase Agreement between Seller and Hewlett-Packard Company dated February 2, 1997.

               "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder, as in effect from time to time.

               "Indebtedness" of any Person means all obligations of such Person
(i) for borrowed money, whether or not evidenced by notes, bonds, debentures or similar instruments, (ii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iii) under capital leases, and (iv) in the nature of guarantees of the obligations described in clauses (i) through (iii) above of any other Person.

               "Intangible Personal Property" has the meaning ascribed to it in
Schedule 2.01(a).

               "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated with any or all of the following: (i) all United States, foreign and international patents and patent rights (including all patents, patent applications, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof, and all invention registrations and invention disclosures); (ii) all trademarks and trademark rights, service marks and service mark rights, trade names and trade name rights, service names and service name rights (including all goodwill, common law rights and governmental or other registrations or applications for registration pertaining thereto), designs, trade dress, brand names, business and product names, Internet domain names, logos and slogans;
(iii) all copyrights and copyright rights (including all common law rights and governmental or other registrations or applications for registration pertaining thereto, and renewal rights therefor); (iv) all sui generis database rights, ideas, inventions, (whether patentable or not), invention disclosures, improvements, technology, know-how, show-how, trade secrets, formulas, systems, processes, designs, methodologies, industrial models, works of authorship, databases, content, graphics, technical drawings, statistical models, algorithms, modules, computer programs, technical documentation, business methods, work product, intellectual and industrial property licenses, proprietary information, customer lists, and documentation relating to any of the foregoing; (v) all mask works, mask work registrations and applications therefor; (vi) all industrial designs and any registrations and applications therefor throughout the world; (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (viii) all similar, corresponding or equivalent rights to any of the foregoing; and (ix) all documentation related to any of the foregoing.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

               "Inventory" has the meaning ascribed to it in Schedule 2.01(b).

               "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by Seller (other than trade receivables generated in the ordinary course of business of Seller).

               "IRS" means the United States Internal Revenue Service.

               "Law" means any U.S. federal, state, or local, and any foreign, statute, law, ordinance, regulation, rule, code, order, judgment, decree, or other requirement or rule of law, as in effect from time to time, including the Foreign Corrupt Practices Act.

               "Legal Expenses" of an Indemnified Person means any and all reasonable out-of-pocket fees, costs and expenses of any kind incurred by such Indemnified Person and its counsel in investigating, preparing for, defending against, providing evidence, producing documents or responding to subpoenas in connection with, or taking other action with respect to any threatened or asserted claim of a third party or Governmental Entity, including expenses of investigation, court costs, and fees and reasonable expenses of attorneys, accountants and experts.

               "Liability" and "Liabilities" means any Indebtedness, obligation or other liability of a Person (whether absolute, accrued, contingent, fixed or otherwise, matured or unmatured, determined or undetermined, or whether due or to become due).

               "License" means any license, permit, certificate of authority, authorization, approval, registration, franchise and similar consent granted or issued by any Governmental Entity.

               "Material Adverse Effect" with respect to the specified Person or to the Business means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate with all other such changes, effects, events, occurrences, states of fact and developments, is, or would reasonably be expected to be, materially adverse to the business, assets, Liabilities, financial condition, operations or results of operations of the specified Person or, in the case of the Business, materially adverse to the Business, the Purchased Assets or the Assumed Liabilities, or the financial condition, operations or results of operations of the Business; provided, however, that none of the following, alone or in the aggregate, shall be deemed in themselves to constitute a Material Adverse Effect: changes, effects, events, occurrences, states of fact or developments (A) occurring as a result of general economic or financial conditions, (B) which, in the case of the Business, are not unique to the Business but also affect other Persons who participate or are engaged in the business of designing, developing, testing, marketing, selling, licensing, distributing, supporting and maintaining RAID products and technologies, hardware, software, firmware and utilities used to achieve RAID functionality, and, in the case of Purchaser, are not unique to Purchaser but also affect other Persons who participate or are engaged in the businesses conducted by Purchaser, to the extent, in each case, that such changes, events, occurrences, states of fact or developments do not have a disproportionate effect on the Business (in the case of provisions relating to the Business) or on Purchaser (in the case of provisions relating to Purchaser), or (C) affecting customers, employees and Business Contracts directly and primarily resulting from the public announcement of the transactions contemplated hereby.

               "Norcross Lease" means the Lease agreement dated December 3, 1999 between St. Paul Properties, Inc., and Seller.

               "Norcross Sublease" has the meaning ascribed to it in Section 7.02(i).

               "Order" means any writ, judgment, decree, stipulation, determination, injunction or similar order or award of any Governmental Entity (in each such case whether preliminary or final).

               "Other Purchased Assets" has the meaning ascribed to it in
Schedule 2.01(a).

               "Permitted Encumbrance" means (i) any Encumbrance for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, or (ii) any statutory Encumbrance arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due and payable and does not materially impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the Business.

               "Person" means an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or Governmental Entity.

               "Personal Property Leases" has the meaning ascribed to it in
Schedule 2.01(a).

               "Prepaid Rent" has the meaning ascribed to it in Schedule
2.01(a).

               "Pricing Period" means the twenty (20) trading days ending two
(2) full trading days immediately prior to (and not including) the Closing Date.

               "Purchased Assets" has the meaning ascribed to it in Section 2.01(a).

               "Purchaser Average Stock Price" means the arithmetic average of the closing price for a share of Purchaser Common Stock as quoted on the New York Stock Exchange for each trading day during the Pricing Period.

               "Purchaser Common Stock" means the common stock, par value $.01 per share, of Purchaser.

               "Real Property Leases" has the meaning ascribed to it in Schedule 2.01(a).

               "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

               "SEC" means the United States Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder, as in effect from time to time.

               "Seller Intellectual Property" means all the Intellectual Property that is used or, held for use primarily in, or is necessary for, the conduct of the Business as a going concern (including Seller's goodwill therein) as currently conducted or in connection with products of the Business under design or development as of the date hereof, the Closing Date or any date between such dates, including the Shared Intellectual Property.

               "Shared Intellectual Property" means the WebBIOS, AMI Diag and ASICs Intellectual Property and rights thereto and interests therein granted to Purchaser as provided in Section 2.08.

               "Subsidiary" means, with respect to any Person, any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity, a majority of the stock or other equity interests or voting power of which is owned, directly or indirectly, by such Person (either alone or through or together with any other subsidiary of such Person).

               "Tangible Personal Property" has the meaning ascribed to it in
Schedule 2.01(a).

               "Tax" means (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Taxing Authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes, license, registration and documentation fees, and customs' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in clause (i) or clause (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

               "Tax Return" means any return, statement, report or form (including any estimated tax reports and returns, withholding tax reports and returns and information reports and returns) required to be filed with respect to any Tax.

               "Taxing Authority" means any Governmental Entity or taxing authority responsible for the assessment, collection or administration of any Tax.

               "Transfer Taxes" means any Tax imposed upon the transfer of any of the Purchased Assets, including, without limitation, any sales, use, documentary transfer or value added Tax but not including income Taxes.

               "Transferred Employees" has the meaning ascribed to it in Section 5.11.

               "Warranty Obligations" has the meaning ascribed to it in Section 2.02(a)(iii).

               "Warranty Reserve Amount" means five hundred thousand dollars ($500,000).

        Construction. Unless the context of this Agreement otherwise clearly requires, (i) words of any gender include each other gender and the neuter; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision; (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement; (v) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation" except when preceded by a negative predicate; and (vi) when a reference is made in this Agreement to a schedule or exhibit, such reference shall be to a schedule or exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. The term "party" or "parties" (but not the term "third party") when used herein refer to Purchaser, on the one hand, and Seller, on the other hand. When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means, in the case of Purchaser, the actual knowledge of the directors and officers of Purchaser, and, in the case of Seller, the actual knowledge of the directors, President, Chief Financial Officer, Corporate Counsel and Chief Technology Officer of Seller, and, in each case, the knowledge that such Persons would have obtained of the matter represented after reasonable due and diligent inquiry of those employees of such party whom such officers, directors, managers and employees reasonably believe would have actual knowledge of the matters represented. In this Agreement, any reference to a party conducting its business or other affairs or taking any action in the "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the specified business as heretofore conducted to the extent: (a) such action is consistent with such party's past practices and is taken in the ordinary course of such party's normal day-to-day operations; and (b) such action is not required to be authorized by such party's shareholders, such party's board of directors or any committee of such party's board of directors and does not require any other separate or special authorization of any nature from a third party.

                                   ARTICLE II
                           SALE OF ASSETS AND CLOSING

        Section 2.01 Purchased and Excluded Assets.

        (a) Purchased Assets. On the terms and subject to the conditions set forth in this Agreement, Seller shall sell, transfer, convey, assign and deliver to Purchaser, free and clear of all Encumbrances, and Purchaser shall purchase and pay for, at the Closing, all of Seller's right, title and interest in, to and under all Assets and Properties of Seller used or held for use primarily in, or necessary for, the conduct of the Business as a going concern, including the Seller Intellectual Property and the other Assets and Properties listed on
Schedule 2.01(a) but excluding the Excluded Assets (collectively with any proceeds and awards referred to in Section 2.07, the "Purchased Assets").

        (b) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Assets and Properties of Seller that are not used or held for use primarily in the Business, including the Assets and Properties listed on
Schedule 2.01(b) (the "Excluded Assets") shall be excluded from and shall not constitute Purchased Assets.

       Section 2.02 Assumed and Retained Liabilities.

        (a) Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Purchased Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall assume and agree to pay, perform and discharge when due the following obligations of Seller arising in connection with the operation of the Business, as the same shall exist on the Closing Date, and no others (the "Assumed Liabilities"):

        (i) Real Property Lease Liabilities. All obligations of Seller under the Real Property Leases arising and to be performed on or after the Closing Date, except, in each case, to the extent that such obligations (A) would have been paid, performed or otherwise discharged on or prior to the Closing Date but for a breach or default by Seller, or (B) arise out of any breach or default by Seller;

        (ii) Personal Property Lease Liabilities. All obligations of Seller under the Personal Property Leases arising and to be performed on or after the Closing Date, except, in each case, to the extent such obligations (A) would have been paid, performed or otherwise discharged on or prior to the Closing Date but for a breach or default by Seller, or (B) arise out of any breach or default by Seller;

        (iii) Warranty Obligations. All obligations of Seller for repair, refurbishment or replacement of, or refund for, damaged, defective or returned products of the Business within the categories set forth on Annex A pursuant to the standard commercial written warranties heretofore made by

Seller to initial-purchaser customers of Seller in the ordinary course of business with respect to products of the Business, forms of which are attached as Exhibit A hereto (the "Warranty Obligations"). In no event shall the Warranty Obligations include any obligations with respect to any of the matters set forth in Schedule 2.02(b);

        (iv) Liabilities under Contracts and Licenses. All obligations of Seller (other than (x) any obligations with respect to any of the matters set forth in Schedule 2.02(b) and (y) warranty obligations not assumed by Purchaser pursuant to Section 2.02(a)(iii)) under the Business Contracts and Business Licenses arising and to be performed on or after the Closing Date, except, in each case, to the extent such obligations (A) would have been paid, performed or otherwise discharged on or prior to the Closing Date but for a breach or default by Seller, or (B) arise out of any breach or default by Seller; and

        (v) Accrued Vacation. All obligations of Seller with respect to accrued and unpaid vacation of the Transferred Employees (the "Accrued Vacation") as set forth on Section 2.02(a)(v) of the Seller Disclosure Schedule or accrued subsequent to the date hereof consistent with Section 5.01(f); provided, that in lieu of crediting any Transferred Employee with more than one hundred sixty
(160) hours of vacation time, Purchaser may pay to such Transferred Employee an amount in cash equal to the product of (i) the number of hours of accrued vacation time held by such Transferred Employee in excess of one hundred sixty
(160) and (ii) such Transferred Employee's initial hourly wage as an employee of Purchaser (or, in the case of salaried employees, the hourly wage implied by such Transferred Employee's initial annual salary as an employee of Purchaser, assuming a 52-week year and a 40-hour work week).

Purchaser shall discharge in a timely manner or shall make adequate provision for all of the Assumed Liabilities. Notwithstanding the foregoing, Purchaser shall have the ability to contest, in good faith, any claim of liability asserted in respect of the Assumed Liabilities; provided, that Purchaser shall indemnify Seller from and against any and all losses, damages, fines, fees, Taxes, deficiencies, interest, judgments, claims, demands, actions, causes of action, liabilities, costs and expenses (including Legal Expenses) incurred by Seller primarily as a result of any such contest by Purchaser with respect to any claim of liability that is determined (or agreed by Purchaser and Seller) to be an Assumed Liability.

        (b) Retained Liabilities. Except for the Assumed Liabilities, Purchaser shall not assume by virtue of this Agreement or any of the Ancillary Agreements or any of the transactions contemplated hereby or thereby, and shall have no liability for, any Liability of Seller of any kind, character or description whatsoever. Without limiting the generality of the foregoing, Purchaser shall not assume (i) any Indebtedness, (ii) any Environmental Claim, (iii) any Liability related to any businesses of Seller other than the Business, (iv) any Liability related to Seller's employment of any of the Transferred Employees (or any other employee of Seller) on or prior to the Closing Date or the termination by Seller on or prior to the Closing Date of the employment of the Transferred Employees (or any other employee of Seller), (v) any Liability related to Seller's stock option plan and stock option agreements, (vi) any Liability for Taxes with respect to Seller, the Purchased Assets or the Business relating to taxable periods or portions thereof ending on or prior to the Closing Date, or
(vii) any Liability arising out of or based upon or resulting from the matters set forth in Schedule 2.02(b) (collectively with other Liabilities not assumed by Purchaser, the "Retained Liabilities"). Seller shall discharge in a timely manner or shall make adequate provision for all of the Retained Liabilities. Notwithstanding the foregoing, Seller shall have the ability to contest, in good faith, any claim of liability asserted in respect of the Retained Liabilities; provided, that Seller shall indemnify Purchaser from and against any and all losses, damages, fines, fees, Taxes, deficiencies, interest, judgments, claims, demands, actions, causes of action, liabilities, costs and expenses (including Legal Expenses) incurred by Purchaser primarily as a result of any such contest by Seller with respect to any claim of liability that is determined (or agreed by Seller and Purchaser) to be a Retained Liability.

        Section 2.03 Purchase Price; Allocation. The aggregate cash purchase price for the Purchased Assets and for the covenant of Seller not to compete contained in Section 5.07 is as set forth in Schedule 2.03(i) (the "Purchase Price"), payable in cash at the Closing in the manner provided in Section 2.04(b). Purchaser shall reimburse Seller for the amount of all prepaid rent and deposits attributable to the Purchased Assets and the Business as well as the amount of outstanding employee advances (but not loans or advances evidenced by or amounts owed under promissory notes unless the same are transferred and assigned to Purchaser) to any Transferred Employee, all as set forth in Schedule 2.03(ii). The covenant of Seller not to compete contained in Section 5.07 shall be valued at the amount set forth in Schedule 2.03(iii) and the remainder of the Purchase Price is allocable to, and deemed to be in consideration of, the Purchased Assets. The amount of the Purchase Price shall be allocated by Purchaser among the Purchased Assets (together with any Liability of Seller assumed by Purchaser) (the "Allocation") and such Allocation shall be consistent with the asset valuation prepared by Purchaser or its advisors and shall be approved by Seller, which approval shall not be unreasonably withheld. The Allocation shall be conclusive and binding upon Purchaser and Seller for all purposes, and each of Purchaser and Seller agrees that all returns and reports (including IRS Form 8594) and all financial statements shall be prepared in a manner consistent with (and neither Purchaser nor Seller Parties shall otherwise file a tax return position inconsistent with) the Allocation unless required by the IRS or any other applicable Taxing Authority. If such Allocation is disputed by any Governmental Entity, the party receiving notice of such dispute shall promptly notify the other party hereto of the existence thereof, and shall cooperate with the other party in resolving such dispute.

        Section 2.04 Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned in accordance with Section 8.01, the closing of the purchase and sale of the Purchased Assets (the "Closing") shall take place on June 29, 2001 or such other date as the parties hereto agree, but only after the satisfaction or waiver of each of the conditions set forth in Article VII (the "Closing Date"). The Closing shall take place in part at the Palo Alto office of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303 and in part at the offices of Powell, Goldstein, Frazer & Murphy, LLP in Atlanta, Georgia, or at such other location or locations as the parties may agree. At the Closing:

        (a) Seller shall deliver to Purchaser and Purchaser shall deliver to Seller, at the offices of Brobeck, Phleger & Harrison LLP in Palo Alto, California, fully executed originals of the opinions, certificates, contracts, documents and instruments required by Article VII.

        (b) Purchaser shall (i) deliver to the Escrow Agent in cash the amount set forth in Schedule 2.04(b)(i) (the "Escrow Amount") pursuant to Article IX, to be held by the Escrow Agent in accordance with the escrow agreement to be entered into on the Closing Date by Seller, Purchaser and the Escrow Agent, in substantially the form of Exhibit B hereto (the "Escrow Agreement"), and (ii) deliver to Seller in cash the amount set forth in Schedule 2.04(b)(ii). Pursuant to Section 5.12, Purchaser shall reserve from its authorized but unissued shares of Purchaser Common Stock, a number of shares of Purchaser Common Stock equal to the quotient obtained by dividing seven million dollars ($7,000,000) by the Purchaser Average Stock Price (the "Financial Incentive Shares"), to provide financial incentive awards for the Transferred Employees; and pursuant to the Stock Issuance Agreement of even date herewith by and between Purchaser and the individual named in Schedule 7.01(d) in substantially the form of Exhibit I hereto (the "Stock Issuance Agreement"), Purchaser shall reserve, from its authorized but unissued shares of Purchaser Common Stock, the Designated Shares, for issuance to the individual named in Schedule 7.01(d) on the terms, and subject to the conditions, set forth therein.

        (c) Simultaneously with the deliveries pursuant to Section 2.04(b), Seller shall assign and transfer to Purchaser good and valid title in and to the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances, by delivery to Purchaser at the offices of Powell, Goldstein, Frazer & Murphy LLP in Atlanta, Georgia of (A) an assignment and bill of sale in substantially the form included in the Assignment and Assumption Agreement and Bill of Sale annexed as Exhibit C hereto, duly executed by Seller, (B) instruments of assignment of the Seller Intellectual Property, duly executed by Seller and in form and substance reasonably satisfactory to Purchaser, (C) such other good and sufficient instruments of conveyance, assignment and transfer, duly executed by Seller and in form and substance reasonably acceptable to Purchaser and its legal counsel, as shall be effective to vest in Purchaser good title to the Purchased Assets, (D) the Business Books and Records as provided by
Section 5.06, and (E) the FIRPTA certificate as provided by Section 6.02, the tax clearance certificates as provided by Section 6.03 and any other certifications which may be required or available under applicable Law stating that no Taxes are due to any Taxing Authority for which Purchaser could have liability to withhold or pay as a result of the transfer of the Purchased Assets.

         (d) Simultaneously with the deliveries contemplated by Section 2.04(b), and Section 2.04(c), Purchaser shall assume from Seller the due payment, performance and discharge of the Assumed Liabilities by delivery of an assumption agreement in substantially the form included in the Assignment and Assumption Agreement and Bill of Sale annexed as Exhibit C hereto, duly executed by Purchaser.

        Section 2.05 Further Assurances; Post-Closing Cooperation.

        (a) At any time or from time to time after the Closing, at Purchaser's request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Purchased Assets, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Business and the Purchased Assets and to assist

Purchaser in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Ancillary Agreements. At any time or from time to time after the Closing, at Seller's request and without further consideration, Purchaser shall execute and deliver to Seller such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Seller may reasonably request in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's right, title and interest in, to and under, all of the Purchased Assets and to effect the assumption by Purchaser of the Assumed Liabilities, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Business and the Purchased Assets and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Purchaser to fulfill its obligations under this Agreement and the Ancillary Agreements.

        (b) Effective on the Closing Date, Seller hereby constitutes and appoints Purchaser the true and lawful attorney of Seller, with full power of substitution, in the name of Seller or Purchaser, but on behalf of and for the benefit of Purchaser and at Purchaser's cost and expense: (i) to demand and receive from time to time any and all the Purchased Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Purchased Assets (other than Actions or Proceedings which Seller acknowledges and agrees in a written instrument signed by Seller and delivered to Purchaser constitute Retained Liabilities and except as otherwise provided in Section 9.10); and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Purchaser shall deem desirable. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Seller shall deliver to Purchaser at Closing an acknowledged power of attorney to the foregoing effect executed by Seller. Purchaser shall indemnify and hold harmless Seller from any and all Damages caused by or arising out of Purchaser's exercise of such power of attorney.

        (c) Following the Closing, each party shall afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the Books and Records relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement,
(iii) compliance with the requirements of any Governmental Entity, (iv) the determination or enforcement of the rights and obligations of any Indemnified Person, or (v) in connection with any actual or threatened Action or Proceeding. Prior to the sixth (6th) anniversary of the Closing Date neither party will destroy or otherwise dispose of any such Books and Records unless such party shall first offer in writing to surrender such Books and Records to the other party and such other party shall not agree in writing to take possession thereof during the twenty (20) day period after such offer is made.

        (d) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with any Governmental Entity or its financial statements, including filings for protection of its Intellectual Property, or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business not referred to in Section 2.05(c), and such information, documents or records are in the possession or control of the other party, such other party shall use commercially reasonable best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by a party in accordance with this paragraph shall be held confidential by such party in accordance with Section 5.03.

        (e) Notwithstanding anything to the contrary contained in this Section 2.06, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance Sections 2.05(c) and 2.05(d) shall be subject to applicable rules relating to discovery, to the extent such information, documentation and records relates to the subject matter of such litigation or arbitration.

        Section 2.06 Third Party Consents. To the extent that any Business Contract or Business License is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Seller shall use its commercially reasonable best efforts to obtain the consent or waiver of such other party for the assignment of any such Business Contract or Business License to Purchaser in all cases in which such consent or waiver is or may be required for such assignment so that the condition set forth in Section 7.03(e) shall be satisfied. If any such consent or waiver shall not be obtained, Seller shall cooperate with Purchaser in any commercially reasonable arrangement proposed by Purchaser (after consultation with Seller), or proposed by Seller and accepted by Purchaser, which is designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the affected Business Contract or Business License, including enforcement at the cost and for the account of Purchaser of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Purchaser shall have no obligation pursuant to any provision of this Agreement with respect to any such Business Contract or Business License. The provisions of this Section 2.06 shall not affect the right of Purchaser not to consummate the purchase of Purchased Assets contemplated by this Agreement if any condition to Purchaser's obligation to purchase the Purchased Assets set forth in Article VII has not been satisfied.

        Section 2.07 Insurance Proceeds. If any of the Purchased Assets are destroyed or damaged or taken in condemnation, the insurance proceeds or condemnation award with respect thereto shall be a Purchased Asset. At the Closing, Seller shall pay or credit to Purchaser any such insurance proceeds or condemnation awards received by it on or prior to the Closing and shall assign to or assert for the benefit of Purchaser all of its rights against any insurance companies, Governmental Entity and others with respect to such damage, destruction or condemnation. As and to the extent that there is available insurance under policies maintained by Seller and its Affiliates, predecessors and successors in respect of any Assumed Liability, except for any such insurance proceeds with respect to which the insured is directly or indirectly self-insured or has agreed to indemnify the insurer, Seller shall cause such insurance to be applied toward the payment of such Assumed Liability. The provisions of this Section 2.07 shall not affect the right of Purchaser not to consummate the purchase of Purchased Assets contemplated by this

Agreement if any condition to Purchaser's obligation to purchase the Purchased Assets set forth in Article VII has not been satisfied.

        Section 2.08 Shared Intellectual Property.

        (a) Seller shall sell, transfer, convey, assign and deliver to Purchaser, free and clear of all Encumbrances, an undivided one half (_) ownership interest in the products and inventions identified in Schedule 2.08(a), such that after Closing, Seller and Purchaser shall be co-equal owners of such product or invention, each with independent and full rights of ownership, including rights to transfer, assign, license, sublicense, create derivative works from and modify such product or invention without accounting or contribution to the other. Seller shall exclusively own any and all derivative works, enhancements and other modifications to such product or invention after Closing made at its expense. Purchaser shall exclusively own any and all derivative works, enhancements and other modifications to such product or invention after Closing at its expense. Seller and Purchaser shall each take commercially reasonable steps to protect Intellectual Property rights in such product or invention, including treating it as Confidential Information.

        (b) Seller shall grant to Purchaser a non-exclusive, world-wide, perpetual, royalty-free license to use and sublicense the current version of the product identified in Schedule 2.08(b) and related computer code and technology in connection with Purchaser's sale of products of the Business and related license of such product and related computer code and technology.

        (c) The Purchased Assets shall include the products set forth in
Schedule 2.08(c)(i) and related Intellectual Property. The products set forth in
Schedule 2.08(c)(ii) shall constitute Excluded Assets. Notwithstanding that the products set forth in Schedule 2.08(c)(ii) are Excluded Assets, Seller shall, at the Closing, sell, assign, transfer, convey and deliver to Purchaser, free and clear of all Encumbrances, an undivided one half (1/2) ownership interest in the Intellectual Property cores contained in the products set forth in Schedule 2.08(c)(ii), including the Intellectual Property cores set forth in Schedule 2.08(c)(iii) (the "Shared Seller IP Cores"), such that after the Closing, Seller and Purchaser shall be co-equal owners of the Shared Seller IP Cores, each with independent and full rights of ownership, including rights to transfer, assign, license, sublicense, create derivative works from and modify the Shared Seller IP Cores without account or contribution to the other.

        Notwithstanding that the products set forth in Schedule 2.08(c)(i) are Purchased Assets, Purchaser shall, at the Closing, sell, assign, transfer, convey and deliver to Seller, free and clear of all Encumbrances, an undivided one half (1/2) ownership interest in the Intellectual Property cores contained in the products set forth in Schedule 2.08(c)(i), including the Intellectual Property cores set forth in Schedule 2.08(c)(iv) (the "Shared Purchaser IP Cores"), such that after the Closing, Seller and Purchaser shall be co-equal owners of the Shared Purchaser IP Cores, each with independent and full rights of ownership, including rights to transfer, assign, license, sublicense, create derivative works from and modify the Shared Purchaser IP Cores without account or contribution to the other.

        Seller shall exclusively own any and all derivative works, enhancements and other modifications to the Shared Seller IP Cores and Shared Purchaser IP Cores after Closing made at its expense. Purchaser shall exclusively own any and all derivative works, enhancements and other modifications to the Shared Seller IP Cores and Shared Purchaser IP Cores after Closing made at its expense. Seller and Purchaser shall each take commercially reasonable steps to protect the Intellectual Property rights in the Shared Seller IP Cores and the Shared Purchaser IP Cores, including treating such property as Confidential Information.

        Notwithstanding that the product set forth in Schedule 2.08(c)(v) is a Purchased Asset, Purchaser shall grant to Seller a world-wide, perpetual, non-exclusive license to use the netlist of such product for the purpose of enabling Seller to build derivative ASICs subject to the restrictions set forth in Schedule 2.08(c)(vi).

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby represents and warrants to Purchaser that, subject to the exceptions specifically disclosed in writing in a schedule delivered by Seller to Purchaser prior to (or contemporaneously with) the signing of this Agreement (the "Seller Disclosure Schedule"), the statements set forth in this Article III are true and correct. The Seller Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered sections and lettered subsections of this Agreement, and all exceptions shall reference a specific representation set forth in this Article III and shall apply only to such numbered section and lettered subsection unless expressly cross-referenced in another numbered section and lettered subsection.

        Section 3.01 Organization, Standing and Power. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation. Seller has the corporate power to own, use, license and lease the Purchased Assets and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of the Purchased Assets, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure or omission to be so qualified, licensed or admitted or to be in good standing would not have a Material Adverse Effect on the Business or a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement or any of the Ancillary Agreements.

        Section 3.02 Authority. Seller has all requisite corporate power and authority to enter into, execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby, and to perform its obligation hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate and stockholder action on the part of Seller. This Agreement and the Ancillary Agreements to which Seller is a party have been duly executed and delivered by Seller and constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally or by general equitable principles.

        Section 3.03 No Conflicts. The execution and delivery of this Agreement and the Ancillary Agreements by Seller does not, and the consummation of the transactions contemplated hereby and thereby do not and will not:

        (a) conflict with, or result in any violation or breach of, or default under (with or without notice or lapse of time, or both) (i) any provision of the Certificate of Incorporation, bylaws or other charter or organizational documents of Seller, as presently in effect, or (ii) any of the Real Property Leases, Business Contracts, Personal Property Leases, or Business Licenses, or any other material mortgage, indenture, lease, Contract, or other instrument, permit, concession, franchise, or license applicable to Seller or any of the Purchased Assets;

        (b) conflict with or result in a violation or breach of any Law or Order applicable to Seller or any of the Purchased Assets;

        (c)(i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of; (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, or (vi) result in the loss of any material benefit under, any of the terms, conditions or provisions of any Business Contract or Business License; or

        (d) result in the creation or imposition of (or the obligation to create or impose) any Encumbrance upon any of the Purchased Assets.

        Section 3.04 No Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Seller or any of the Purchased Assets in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except for (i) such consents, authorizations, filings, approvals and registrations which would not prevent or alter or delay any of the transactions contemplated by this Agreement or any of the Ancillary Agreements, (ii) such consents approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or federal securities Laws; and (iii) such filings as may be required under the HSR Act.

        Section 3.05 Title to Purchased Assets; Absence of Encumbrances.

        (a) With the exception of the matters regarding Seller Intellectual Property which are exclusively addressed in Section 3.13 hereof, Seller has good valid title to (or, in the case of Purchased Assets that are leased by Seller as lessee, valid and enforceable leasehold interests in) all of the Purchased Assets free and clear of any Encumbrances except for Permitted Encumbrances. Seller has full right and power to sell, convey, assign, transfer and deliver to Purchaser good and valid title to all of the Purchased Assets, free and clear of any and all Encumbrances except for Permitted Encumbrances. The Purchased Assets are not subject to any preemptive right, right of first refusal or other right or restriction; are in good operating condition and repair, reasonable wear and tear excepted; and are suitable and adequate for use in the ordinary course of business.

        (b) All of the Real Property Leases, Personal Property Leases are, and, when executed and delivered, the Norcross Sublease will be, valid, binding and enforceable on Seller in accordance with their terms, and, to the knowledge of Seller, are enforceable against the other party or parties thereto in accordance with their terms. Seller is not in default under any such lease and there has not occurred any event that, either alone or with the giving of notice or lapse of time or both, would constitute a default by Seller under such lease. To the knowledge of Seller, there is no current default by any other party to any such lease and no event has occurred that, either alone or with the giving of notice or lapse of time or both, would constitute a default by such party under any such lease.

        (c) The sale, transfer and assignment of the Purchased Assets as contemplated by this Agreement will give Purchaser possession of, and the right to use, all of the Assets and Properties required for the conduct of the Business as presently conducted. The products listed on Annex A hereto comprise all of the RAID and RAID-related products of Seller existing or under development. After the Closing Date, Purchaser will be entitled to the continued possession and use of the real property covered by the Real Property Leases and the Tangible Personal Property covered by the Personal Property Leases for the terms specified in such leases and for the purposes consistent with the past practices of Seller. Except for the Purchased Assets, there are no other Assets or Properties that will be required by Purchaser after the Closing in order to conduct the Business substantially consistent in all material respects with the manner in which Seller conducts the Business on and as of the date of this Agreement. Without limiting the generality of the foregoing, the Product-Specific Tools, Machinery and Equipment constitute all of the test tools, machinery and equipment designed and used exclusively for products of the Business.

        Section 3.06 Financial Statements and Schedules. Seller has delivered to Purchaser its unaudited income statements of the Business (the "Unaudited Financial Statements") for the twelve (12)-month period ended December 31, 2000 (the "Unaudited Financial Statement Date) and for the months ended January 31, February 28, March 31, and April 30, 2001 and the quarter ended March 31, 2001. Set forth in Section 3.06 of the Seller Disclosure Schedule are schedules of the book value as of the date hereof of the Assets and Properties comprising each of the categories of the Purchased Assets and the book amount as of the date hereof of the Liabilities comprising each of the categories of the Assumed Liabilities, corresponding to the categories set forth in Schedule 2.01(a) and Section 2.02(a), respectively (the "Purchased Asset Schedules" and the "Assumed Liability Schedules," respectively). The Unaudited Financial Statements, Purchased Asset Schedules and Assumed Liability Schedules delivered to Purchaser are correct and complete in all material respects and were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other. The Unaudited Financial Statements present fairly and accurately the operating results of the Business for the periods, indicated therein, subject to normal year-end audit adjustments, which adjustments will not be material in amount, and the Purchased Asset Schedules and Assumed Liability Schedules present fairly and accurately the book value of the Purchased Assets and the book amount of the Assumed Liabilities, respectively, as of the date hereof. Seller maintains and, through the Closing Date, will continue to maintain a system of internal bookkeeping and accounting controls that (i) is reasonably and in good faith believed by Seller to be adequate for the preparation of income statements in compliance with GAAP and (ii) is administered in accordance with GAAP.

        Section 3.07 Absence of Certain Changes. Since the Unaudited Financial Statement Date, Seller has conducted the Business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect on the Business, or (ii) any acquisition, sale, transfer or encumbrance of any of the Purchased Assets or any Assets and Properties that would, if owned or held by Seller as of the Closing, constitute a Purchased Asset. In addition, without limiting the generality of the foregoing, except as expressly provided or permitted by this Agreement, since the Unaudited Financial Statement Date:

        (a) Seller has not entered into any strategic alliance, joint development or joint marketing Contract relating to or involving the Business;

        (b) there has not been any amendment or other modification (or agreement to do so) or violation of the terms of, any of the Business Contracts, Business Licenses, Real Property Leases or Personal Property Leases or the Norcross Lease;

        (c) Except for the transactions expressly contemplated by the agreements annexed as Exhibits F, I, J.2 and K, Seller has not entered into any transaction with any employee engaged in the conduct of the Business, other than pursuant to Business Contracts in effect on the Unaudited Financial Statement Date and disclosed to Purchaser pursuant to (and so identified in) Section 3.20(c) of the Seller Disclosure Schedule;

        (d) Seller is not a party to any Contract pursuant to which any other Person is granted manufacturing, marketing, distribution, licensing or similar rights of any type or scope with respect to any product of the Business;

        (e) no Action or Proceeding has been commenced or, to the knowledge of Seller, threatened by or against Seller relating to the Business or any of the Purchased Assets, and Seller has not received any request for indemnification with respect to any product of the Business or any Seller Intellectual Property that constitutes a Purchased Asset;

        (f) there has not been any transfer (by way of a License or otherwise) to any Person of rights to any Seller Intellectual Property that constitutes a Purchased Asset;

        (g) Seller has not made or agreed to make any waiver of rights to, or license, lease or other disposition of, any of the Purchased Assets (other than the sale and transfer of the Purchased Assets to Purchaser contemplated by this Agreement);

        (h) Except as specifically and expressly identified on the Unaudited Financial Statements, Seller has not made or agreed or determined to make any write-off, write-down or revaluation of any of the Purchased Assets or any change in any reserves or Liabilities associated therewith;

        (i) Seller has not granted any severance or termination pay, and has not paid or agreed or made any commitment to pay any discretionary or stay bonus, to any Transferred Employee or any current independent contractor of or consultant to the Business;

        (j) Seller has not made, granted or approved any (A) grant of options, restricted stock or phantom stock or any change in the vesting schedule applicable thereto, or (B) increase in salary, rate of commissions, rate of consulting fees or other compensation of any Transferred Employee or any current independent contractor or consultant engaged in the conduct of the Business, and Seller has not paid or approved the payment of any other consideration of any nature whatsoever (other than salary, commissions or consulting fees and customary benefits paid to any Transferred Employee or any current independent contractor of or consultant to the Business) to any Transferred Employee or any current independent contractor of or consultant to the Business;

        (k) except with respect to Taxes that constitute Retained Liabilities, Seller has not made or changed any election in respect of any Tax, adopted or changed any accounting method in respect of any Tax, entered into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settlement or compromise of any claim or assessment in respect of any Tax, or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any Tax;

        (l) Seller has not made any change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense) used in connection with the Business;

        (m) Seller has observed in all material respects all Laws and Orders which are applicable either to the Business or to any of the Purchased Assets;

        (n) Seller has taken all action required to procure, maintain, renew, extend or enforce the Seller Intellectual Property used or held for use in the Business, including submission of required documents or fees during the prosecution of patent, trademark or other applications for Seller Intellectual Property rights; and

        (o) there has been no physical damage, destruction or other loss (whether or not covered by insurance) affecting any material Purchased Asset or any material amount of Purchased Assets in any material respect.

        Section 3.08 Absence of Undisclosed Liabilities. Seller has no Liabilities of any nature that constitute Assumed Liabilities other than those set forth in the Assumed Liability Schedule.

        Section 3.09 Litigation.

        (a) There is no private or governmental Action or Proceeding pending, or, to the knowledge of Seller, threatened by or against Seller, relating to the Purchased Assets or the operation of the Business, and no judgment, decree or Order applicable to Seller or any of the Purchased Assets, that could reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or the Ancillary Agreements or to have a Material Adverse Effect on the Business.

        (b) Seller is in full compliance in all material respects with the protective order pertaining to the litigation identified in Schedule 3.09(b).

        (c) No confidential or trade secret information of the litigant identified in Schedule 3.09(c), including any information received in connection with the litigation, has been disclosed or used by Seller or any of its employees or consultants, or disclosed in violation of the protective order or otherwise incorporated into products of the Business.

        Section 3.10 Product Liability Claims. Neither Seller, nor to the knowledge of Seller, any of Seller's predecessors in interest, has been subject to any product liability claim, relating to any of the products of the Business or operation of the Business and, to the knowledge of Seller, no such claim is threatened and no circumstance or condition exists that would reasonably be expected to give rise to such a claim, specifically excluding from the coverage of this entire representation and warranty any claims for breach of warranty.

        Section 3.11 Restrictions on Business Activities. There is no agreement, judgment, injunction, Order or decree binding upon Seller which would reasonably be expected to apply to Purchaser after the Closing and which has, or would reasonably be expected to have, the effect of prohibiting or impairing any current business practice of Seller relating to the Business or the conduct of the Business as currently conducted by Seller.

        Section 3.12 Governmental Authorization. Seller has obtained each U.S. federal, state and local and each foreign governmental consent, license, permit, grant, and other authorization (i) pursuant to which Seller currently operates or holds any interest in any of the Purchased Assets or (ii) that is required for the operation of the Business or the holding of any such interest ((i) and (ii) herein collectively called the "Seller Authorizations"), and all of the Seller Authorizations are in full force and effect, except where the absence of any of the Seller Authorizations would not reasonably be expected to have a Material Adverse Effect on the Business.

        Section 3.13 Intellectual Property.

        (a) Seller owns all right, title and interest in and to, or is licensed or otherwise possesses a valid and enforceable right to use, all the Seller Intellectual Property, and no Action or Proceeding or claim to the contrary or any challenge by any other Person to the rights of Seller with respect to the foregoing is pending or, to the knowledge of Seller, threatened. Seller has not
(i) licensed any of the Seller Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements related to the Seller Intellectual Property.

        (b) The Seller Intellectual Property constitutes all the Intellectual Property used or, held for use primarily in or necessary for the conduct of the Business as a going concern as it currently is conducted, including the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products, technology and services of the Business (including products, technology, or services of the Business currently under development by Seller).

        (c) No Action or Proceeding or claim relating to the Seller Intellectual Property is pending or, to the knowledge of Seller, threatened against Seller or any of its officers or directors.

        (d) Seller knows of no claim or threatened claim that the Business as currently conducted or as currently proposed to be conducted by Seller infringes or would infringe any currently existing third-party Intellectual Property.

        (e) Each material license agreement relating to the Business is in effect, and Seller has not taken or failed to take any action and, to the knowledge of Seller, no other event has occurred that could subject any such license agreement to termination or otherwise cause any such license agreement not to be in effect in the foreseeable future. Seller has paid all royalties due and performed all obligations under all such license agreements. Seller is not presently in default and has received no notice of default under any such license agreement.

        (f) Seller has received no request for indemnification or contribution from any third party in respect of any claim that relates to the Business or any of the Purchased Assets or Assumed Liabilities.

        (g) Section 3.13(g) of the Seller Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered copyrights, registered domain names, and registered maskworks, contained in the Seller Intellectual Property, the jurisdictions in which each such Seller Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, and the nature and extent of the ownership interest or other right held by Seller in each such Seller Intellectual Property right;
(ii) all licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which any Person is authorized to use any Seller Intellectual Property; (iii) all licenses, sublicenses and other agreements as to which Seller or any Subsidiary of Seller is a party and pursuant to which Seller or any Subsidiary of Seller is authorized to use Intellectual Property of a third party (other than generally available "shrink-wrap" and similar commercial end-user licenses) which are incorporated in, are, or form a part of any product of the Business; and (iv) any Action or Proceeding pending as of the date hereof before any Governmental Entity (including the PTO or equivalent authority anywhere in the world) related to any such Seller Intellectual Property; and (v) certain unpatented ideas, improvements and trade secrets of the Business described in Schedule 3.13(g)(v). Each such item of Seller Intellectual Property listed (or required to be listed) in Section 3.13(g) of the Seller Disclosure Schedule is owned exclusively by Seller (excluding Intellectual Property licensed to Seller under any License and is free and clear of any Encumbrances). Seller (i) owns exclusively all trademarks, service marks and trade names constituting Seller Intellectual Property, and (ii) owns exclusively, and has good title to, each copyrighted work that is a Business product and each other work of authorship related to the Business.

        (h) To the knowledge of Seller, there is no unauthorized use, disclosure, infringement or misappropriation of any Seller Intellectual Property, or any third-party Intellectual Property, by Seller or any third party, including any employee or former employee of Seller. Seller has not entered into any agreement to indemnify any other person against any charge or claim of infringement or misappropriation of any Seller Intellectual Property or third party Intellectual Property.

        (i) Seller is not, and will not as a result of the execution and delivery of this Agreement or any of the Ancillary Agreements or the performance of Seller's obligations hereunder or thereunder, be in breach of any license, sublicense or other agreement relating to the Seller Intellectual Property or any third party Intellectual Property rights.

        (j) No Seller Intellectual Property or product, technology or service of Seller that constitutes part of the Business is subject to any Order, Action or Proceeding or third-party right that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Seller Intellectual Property by Seller or that may affect the validity, use or enforceability of such Seller Intellectual Property, including any "march in" right.

        (k) All patents, registered trademarks, service marks and copyrights owned by Seller are valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Seller Intellectual Property have been paid, and all necessary documents, affidavits and certificates in connection with such Seller Intellectual Property have been filed with all relevant patent, copyright, trademark or other authorities in all applicable jurisdictions, for the purposes of maintaining such Seller Intellectual Property. Seller (i) has not received notice that Seller has been named as a party in any Action or Proceeding which involves a claim of infringement of any Seller Intellectual Property, or violation of any trade secret or other proprietary right, of any third party; (ii) has no knowledge that the manufacturing, marketing, licensing, sale or offer of licensing or sale of products of the Business, including software, infringes or misappropriates any patent, trademark, service mark, copyright, trade secret, mask work or other proprietary right of any third party; and (iii) has not brought any Action or Proceeding for infringement of any of the Seller Intellectual Property or breach of any license or agreement involving any of the Seller Intellectual Property against any third party.

        (l) Seller does not, in connection with the operation of the Business,
(i) own any product, technology, service or publication, (ii) publish or distribute any material or (iii) engage in any conduct or speech (oral or written) that would constitute a defamatory or libelous statement or material or false advertising or otherwise violate in any material respect any Law.

        (m) Seller has secured valid and enforceable written agreements with all consultants, independent contractors, employees, and other Persons who developed, created, or contributed to the development or creation of Seller Intellectual Property and has either (i) obtained ownership of, and is the exclusive owner of, all such Seller Intellectual Property by operation of Law or by valid assignment or (ii) has obtained a valid and enforceable license under or to such Seller Intellectual Property that Seller does not already own by operation of Law.

        (n) Seller has taken all commercially reasonable steps to protect and preserve the confidentiality of all Seller Intellectual Property and all confidential information regarding or relating to the Business or any of the Purchased Assets not otherwise protected by issued patents or copyrights of Seller. Seller (i) has secured valid and enforceable written assignments from all employees, consultants and independent contractors who contributed to the creation or development of the Seller Intellectual Property, and (ii) has, and enforces, a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention and copyright assignment agreements substantially in the form attached to Section 3.13(n) of the Seller Disclosure Schedule, and all current and former employees, consultants and independent contractors of Seller have executed such an agreement and copies of all such agreements have been provided to Purchaser or made available to Purchaser or Purchaser's counsel for review. All use, disclosure or appropriation of Seller Intellectual Property has been pursuant to the terms of a written agreement between Seller and such third party protecting the confidentiality of and limiting the use of such Seller Intellectual Property. All use, disclosure or appropriation by Seller of confidential and proprietary information owned by third parties and relating to the Business or any of the Purchased Assets has been pursuant to the terms of a written agreement permitting such use, disclosure or appropriation between Seller, as the case may be, and the owner of such confidential and proprietary information, or is otherwise lawful.

        (o) All products of the Business comply in all material respects with
(i) all applicable U.S. federal, state and local, foreign and industry standards and (ii) the feature specifications and performance standards set forth in Seller's product data sheets (except for any claims for breach of warranty). All product performance presentations heretofore furnished by Seller to customers of the Business or Purchaser are accurate in all material respects as of the dates so furnished except, in the case of presentations to customers, to the extent otherwise stated in such presentations in a manner sufficient to negate such customers' reliance on any contrary information in such presentations, and except, in the case of presentations to Purchaser, as set forth in Section 3.13(o) of the Seller Disclosure Schedule.

        (p) There are no actions that must be taken by Seller within one hundred and eighty (180) days following the date of this Agreement that, if not taken, will result in the loss of any Seller Intellectual Property, including the payment of any registration, maintenance or renewal fees, annuity fees and taxes or the filing of any responses, documents, applications, affidavits or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any such Seller Intellectual Property. In each case in which Seller has acquired from any Person ownership of any Seller Intellectual Property, Seller has obtained a valid and enforceable assignment sufficient to transfer all rights in such Seller Intellectual Property (including the right to seek future damages with respect to such Seller Intellectual Property) to Seller and, to the extent provided for by and reasonably required to protect Seller's ownership rights in and to such Seller Intellectual Property in accordance with applicable Laws, Seller has recorded each such assignment of Seller Intellectual Property with the relevant Governmental Entity, including the PTO, the U.S. Copyright Office, or comparable authorities in any relevant foreign jurisdiction, as the case may be.

        (q) Neither the execution and delivery of this Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated hereby and thereby will result in Seller granting any rights or licenses with respect to the Seller Intellectual Property to any Person other than Purchaser.

        (r) All of the rights and interests possessed by Seller in the Seller Intellectual Property are fully and completely transferable to Purchaser in connection with the transactions contemplated hereby, without the consent or approval of any Governmental Entity or other third party.

        Section 3.14 Environmental Matters.

        (a) Seller has not: (i) operated any underground storage tanks on or under any site or facility to be transferred to Purchaser pursuant to this Agreement, whether owned, operated, occupied or leased, or (ii) illegally released any amount of any Hazardous Material (other than office and janitorial supplies properly and safely maintained) at, in, on, under or from any such site or facility. No Hazardous Materials (other than office and janitorial supplies properly and safely maintained) are present at, in, on or under any such site or facility, whether owned, operated, occupied or leased.

        (b) Seller has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any Law in effect on or before the Closing Date, nor has Seller disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

        (c) Seller currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of Seller's Hazardous Material Activities, respectively, and other businesses of Seller as such activities and businesses are currently being conducted and as currently contemplated to be conducted.

        (d) No Environmental Claim relating to any of the Purchased Assets, and no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Seller relating to any of the Purchased Assets, is pending or, to the knowledge of Seller, threatened. Seller has no knowledge of any fact or circumstance which is reasonably likely to involve Seller in any environmental litigation or to impose upon Seller any environmental liability.

        Section 3.15 Taxes.

        (a) With respect to any Tax that is not a Retained Liability (if any) or that, by operation of Law, could become a Liability of Purchaser or result in an Encumbrance against any of the Purchased Assets: Seller has properly completed and timely filed all Tax Returns required to be filed by it and has paid all Taxes that relate in any way to the Purchased Assets or the Business through the date of this Agreement and will properly complete and timely file all Tax Returns and pay all Taxes that relate in any way to the Purchased Assets and the Business for taxable periods or portions thereof through the Closing Date. There is and at Closing there will be (i) no claim for any Tax that is an Encumbrance against any of the Purchased Assets or that is being asserted against Seller relating to any of the Purchased Assets or the Business, (ii) no audit of any Tax Return relating to any of the Purchased Assets or the Business being conducted by any Taxing Authority, and (iii) no extension of any statute of limitations on the assessment of any Tax with respect to any of the Purchased Assets or the Business granted by Seller and in effect. Solely for purposes of this Section 3.15, the term "Taxes" shall be limited to Taxes for which Purchaser could be held liable by any Taxing Authority as a transferee of or successor to Seller or which could constitute an Encumbrance against any of the Purchased Assets.

        (b) Seller has withheld all amounts required to be withheld by Law in connection with compensation paid to the Transferred Employees. Seller has timely paid to the appropriate Taxing Authority all amounts so withheld or otherwise due in connection with the employment by Seller of such employees, and has timely filed all requisite returns with the Taxing Authorities with respect to such Taxes. Seller is not a party to any Tax proceeding with respect to the withholding of Taxes from its employees and/or payment to any Taxing Authority of Taxes or other dues withheld from compensation paid to such employees with respect to their employment with Seller. To the knowledge of Seller, no investigation is being conducted against Seller by any Taxing Authority with respect to any of the above withholding, payment, filing or any other obligations in connection with the above. Seller shall not recover or attempt to recover from any of the Transferred Employees any withholding Taxes asserted against Seller and/or collected from Seller as a result of any underwithholding, non-withholding or non-payment of Tax in respect of any of the Transferred Employees for any period, whether prior to or upon the Closing, to the extent that Seller's underwithholding, non-withholding or non-payment of any such amount constitutes a breach of any representation or warranty in this Section 3.15(b).

        Section 3.16 Employee Benefit Plans.

        (a) Section 3.16(a) of the Seller Disclosure Schedule lists the employees of Seller engaged principally in the conduct of the Business and, with respect to each such listed employee, his/her position, salary, incentive compensation and all major employment benefits. No salary, incentive compensation, pension or other major employment benefits have been granted to any such persons on terms and conditions which are more favorable than those indicated in Section 3.16(a) of the Seller Disclosure Schedule.

        (b) Each payment made or authorized by Seller to its employees, consultants or independent contractors who are engaged in the conduct of the Business was made in an arm's length transaction. Seller has not entered into any Contract, undertaking or commitment with any such employee, consultant or independent contractor which was not made in the ordinary course of business.

        (c) There are no outstanding, pending or, to the knowledge of Seller, threatened: (i) claims, disputes or other controversies between Seller and any of its respective employees who are engaged principally in the conduct of the Business; (ii) unfair labor practice complaints or other complaint or grievances against Seller in connection with its operation of the Business; (iii) labor strike, slowdown or stoppage against Seller affecting the operation of the Business; or (iv) inspection or prosecution orders against Seller's Business under any labor employment or occupational health and safety legislation and there is no basis for any such action.

        (d) Section 3.16(d) of the Seller Disclosure Schedule contains a true and complete list of all Benefit Plans maintained by Seller, or by any trade or business (whether or not incorporated) which is, in connection with the conduct of the Business, treated as a single employer with Seller (an "ERISA Affiliate") pursuant to Section 414(b), (c), (m) or (o) of the Internal Revenue Code, with respect to each employee or other service provider employed by Seller in the conduct of the Business (collectively, the "Business Benefit Plans"). A copy of each such Business Benefit Plan has been provided to Purchaser, together with all related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material written employee communications relating thereto that have been distributed by Seller to such employees).

        Section 3.17 Employee Stock Options. Each employee of Seller who may become a Transferred Employee is the registered and beneficial owner of that number of shares of Seller capital stock and/or Seller options or other securities convertible into or exercisable or exchangeable for Seller capital stock set forth opposite such employee's name in Section 3.17 of the Seller Disclosure Schedule. Section 3.17 of the Seller Disclosure Schedule sets forth the grant date of each such option, the number of shares of Seller stock subject to each such option, the portion of such stock or option that is vested as of the date of this Agreement and the exercise or vesting schedule in effect for each such stock or option, the exercise price per share pursuant to each such option, the maximum term of each such option, and the effect on such option of the transactions contemplated by this Agreement and the termination of the holder's employment with Seller. True and complete copies of all agreements relating to the capital stock and options listed in Section 3.17 of the Seller Disclosure Schedule have been provided to Purchaser, and such agreements have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements in any case from the form provided to Purchaser.

        Section 3.18 Certain Agreements Affected by the Acquisition. Neither the execution and delivery of this Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Transferred Employee or any consultant or independent contractor of Seller engaged in the conduct of the Business, (ii) increase any benefits otherwise payable by Seller to any Transferred Employee or any consultant or independent contractor engaged in the conduct of the Business, or (iii) result in the acceleration of the time of payment or vesting of any such benefits of any Transferred Employee or any consultant or independent contractor engaged in the conduct of the Business.

        Section 3.19 Employee Matters.

        (a) Since January 1, 1998, (i) there has been no federal or state claim based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claim, including claims of wrongful termination, by any Transferred Employee and there is no fact or circumstance known to Seller that could reasonably be expected to give rise to such a complaint or claim; and
(ii) Seller has not received any notice of any claim that it has not complied in any respect with any Law relating to the employment of any of the Transferred Employees, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination, the WARN Act, employee safety, or that it is liable for any arrearage of wages or any Tax or penalty for noncompliance with any of the foregoing.

        (b) Seller has paid all amounts due to be paid to each Transferred Employee.

        (c) There is no pending claim against Seller by any Transferred Employee under any workers compensation plan or policy or for long term disability. There is no controversy pending or threatened between Seller and any Transferred Employee which has or could reasonably be expected to result in an Action or Proceeding. Seller is not a party to any collective bargaining agreement or other labor union contract nor does Seller know of any activities or proceedings of any labor union or to organize any Transferred Employees. There has been no work stoppage, strike or other concerted action by any Transferred Employees.

        (d) Each Transferred Employee of Seller engaged in the conduct of the Business is employed at will. To the knowledge of Seller, no Transferred Employee is in violation of any term of any employment contract, patent disclosure agreement, enforceable noncompetition agreement, or any enforceable restrictive covenant to a former employer relating to the right of any such employee to be employed by Seller, as the case may be, because of the nature of the Business conducted, including products of the Business under design or development as of the date hereof, or to the use of trade secrets or proprietary information of others. No Transferred Employee has given notice to Seller, and to Seller's knowledge, no Transferred Employee intends to terminate his or her employment with Seller. Section 3.19(d) of the Seller Disclosure Schedule lists each employee of Seller engaged in the conduct of the Business under the heading "Employees," and each consultant and independent contractor to Seller engaged in the conduct of the Business under the heading "Consultants and Independent Contractors," and each such Person's applicable position, and annual compensation as of the date hereof and the Closing Date.

        (e) To Seller's knowledge, no Transferred Employee and no consultant or independent contractor of Seller who is engaged in the conduct of the Business is obligated under any Contract or subject to any Order or Law that would interfere with the conduct of the Business as currently conducted, including products of the Business under design or development as of the date hereof. Neither the execution nor delivery of this Agreement, nor the carrying on of the Business as presently conducted nor any activity of such employees or consultants in connection with the carrying on of the Business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract under which any of such employees, consultants or independent contractors is now bound.

        Section 3.20 Interested Party Transactions.

        (a) Section 3.20 of the Seller Disclosure Schedule sets forth an accurate and complete list of all agreements, contracts, arrangements, understandings, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business consistent with past practice, to or by which both Seller and any Affiliate of Seller are parties and that are currently pending or in effect and relate to or affect the Business or any of the Purchased Assets or Assumed Liabilities, in either case where the amount paid or payable by Seller in any consecutive twelve
(12) month period exceeds fifty thousand dollars ($50,000) in the aggregate.

        (b) Each agreement, contract, arrangement, understanding, transfer of assets or liabilities or other commitments or transactions set forth or required to be set forth in Section 3.20 of the Seller Disclosure Schedule was (i) entered into, or incurred, as the case may be, on terms and conditions as favorable to Seller as would have been obtainable by Seller in a comparable arm's-length transaction with a Person other than an Affiliate of Seller.

        (c) No stockholder, officer, director, partner or employee of Seller (or, to Seller's knowledge, any agent of Seller) (i) owns, directly or indirectly, on an individual or joint basis, (A) any interest in any Purchased Asset or (B) to Seller's knowledge, any interest (other than a passive investment interest in less than one percent (1%) of the outstanding shares of any class of capital stock of a publicly traded company) in any Person that is a supplier, customer or competitor of the Business; (ii) to Seller's knowledge, serves as an officer, director or employee of any person that is a supplier, customer or competitor of the Business; or (iii) to Seller's knowledge, has received any loan from or is otherwise a debtor of or, or made any loan in excess of fifty thousand dollars ($50,000) to or is otherwise a creditor of, Seller that is secured by the Purchased Assets.

        Section 3.21 Insurance. Section 3.21 of the Seller Disclosure Schedule contains a complete and correct list of all insurance policies and bonds maintained by Seller related to any of the Purchased Assets, the Assumed Liabilities or the Business. There is no claim pending under any such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds other than customary reservation of rights provisions. Each policy listed in Section 3.21 of the Seller Disclosure
Schedule is valid and binding and in full force and effect, all premiums due and payable under all such policies and bonds have been paid and Seller is otherwise in compliance with the terms of such policies and bonds. Neither Seller nor the Person to whom such policy has been issued has received any written notice of cancellation or termination of, or premium increase with respect to, any such policies.

        Section 3.22 Compliance With Laws. Seller is not in violation in any material respect of and has not received any pending unresolved written notice of violation with respect to, any federal, state, local or foreign Law with respect to the conduct of the Business or the ownership or operation of the Purchased Assets.

        Section 3.23 Books and Records. The Business Books and Records have been made available to Purchaser or its counsel, and such books and records are complete and correct in all material respects and have been maintained in accordance with sound business practices. Seller's minute books contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent that relate to the Business or any of the Purchased Assets, through the date of this Agreement, and reflect all transactions involving the Purchased Assets referred to in such minutes accurately in all material respects. Prior to the execution of this Agreement, Seller has delivered to Purchaser true copies of its certificate of incorporation and bylaws, both as amended through the date of this Agreement.

        Section 3.24 Brokers' and Finders' Fees; Third Party Expenses. Seller has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders', financial advisor's fees or agents' commissions or investment bankers' fees or any similar charges, fees or commission in connection with this Agreement or any transaction contemplated hereby.

        Section 3.25 Customers and Suppliers.

        (a) Section 3.25(a)(i) of the Seller Disclosure Schedule lists each customer of the Business that individually accounts for more than five percent (5%) of the consolidated gross revenues of the

Business during the twelve (12)-month period ending on March 31, 2001, on the basis of revenues collected. Section 3.25(a)(ii) of the Seller Disclosure Schedule lists the ten (10) largest suppliers of the Business on the basis of cost of goods or services purchased for the most recent fiscal year. To Seller's knowledge, no such customer or supplier is threatened with bankruptcy or insolvency.

        (b) Neither HP nor Dell nor any other customer required to be disclosed in Section 3.25(a)(i) of the Seller Disclosure Schedule or supplier required to be disclosed in Section 3.25(a)(ii) of the Seller Disclosure Schedule has ceased or reduced, has canceled or otherwise terminated, or made any written threat to Seller to cancel or otherwise terminate its relationship with Seller relating to the Business, or has decreased its services or supplies to Seller, in the case of any such supplier, or its usage of any service or purchase of any product of the Business, in the case of such customer, and, to Seller's knowledge, neither HP nor Dell nor any other such supplier or customer intends to cancel or otherwise terminate its relationship with Seller or to decrease its services or supplies to Seller or its purchases of services or products of the Business or to seek an increase in the price it charges (as a supplier) for such services or supplies or a reduction in the price which it pays (as a customer) for services or products of the Business or a modification of any other material term applicable to such sale of services or supplies to or such purchase of services or products. Seller has not knowingly breached, so as to provide a benefit to Seller that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Business.

        Section 3.26 Business Contracts.

        (a) Section 3.26(a) of the Seller Disclosure Schedule contains a true and complete list of each of the Business Contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement (other than employee offer letters).

        (b) Except for the Contracts described in Section 3.26(a) of the Seller Disclosure Schedule, Seller is not a party to or bound by any material Contract, including:

        (i) any distributor, agency, advertising agency, manufacturer's representative or material sales Contract related to the Business;

        (ii) any continuing Contract for the purchase of materials, supplies, equipment or services for use in connection with the Business which is not subject to cancellation by Seller, or which is subject to cancellation by the other party thereto on sixty (60) or fewer days' notice;

        (iii) any Business Contract or any Contract otherwise binding upon any of the Purchased Assets or relating to any of the Assumed Liabilities that had or would reasonably be expected to have, either individually or in the aggregate with any other similar Contracts, a Material Adverse Effect on the Business;

        (iv) any Contract related to the conduct of the Business that expires or may be renewed at the option of any Person other than Seller so as to expire more than one year after the date of this Agreement;

        (v) any Contract related to the conduct of the Business that (x) automatically terminates or provides for termination by any Person other than Seller upon consummation of the transactions contemplated by this Agreement or
(y) contains any covenant or other provision which limits Seller's (and, after the Closing, would limit Purchaser's) ability to compete with any Person in any line of business comprising the Business or in any market, area, jurisdiction or territory; or

        (vi) any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction related to the conduct of the Business or binding on the Purchased Assets of the type required to be capitalized in accordance with GAAP;

        (vii) any Contract for capital expenditures related to the conduct of the Business in excess of ten thousand dollars ($10,000) individually or fifty thousand dollars ($50,000) in the aggregate;

        (viii) any Contract related to the Business with any person with whom Seller does not deal at arm's length; or

        (ix) any Contract of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, obligations or Liabilities secured by any of the Purchased Assets.

        Section 3.27 No Breach of Business Contracts. All of the Business Contracts are in written form. Seller has performed in all material respects all of the obligations required to be performed by it and is entitled to all benefits under, and is not in default, and is not alleged to be in default, in respect of any Business Contract. Each of the Business Contracts is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to Seller or, to Seller's knowledge, with respect to the other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would become a default or event of default under any Business Contract.

        Section 3.28 Third Party Consents. Section 3.28 of the Seller Disclosure Schedule lists (a) all Business Contracts that require a novation or consent to assignment, as the case may be, prior to the Closing Date so that Purchaser shall be made a party in place of Seller, or as assignee and (b) every Business Contract which, if no novation occurs to make Purchaser a party thereto or if no consent to assignment is obtained, would adversely affect Purchaser's ability to operate the Business in the same manner as the Business was operated by Seller prior to the Closing Date.

        Section 3.29 Export Control Laws. Seller has obtained all export licenses and other approvals required for its exports of products, software and technologies of the Business from the United States. Seller is in compliance in all material respects with the terms of all applicable export licenses and all other approvals required for the operation of the Business.


        Section 3.30 [Intentionally omitted]

        Section 3.31 Solvency. Seller is, and immediately after the consummation of the transactions contemplated herein will be, solvent. For purposes of this Agreement, "solvent" shall mean that, on the date specified (a) the fair value of the Assets and Properties of Seller shall be greater than the total amount of its Liabilities, including those arising under any Law, Order, Contract, arrangement, commitment or undertaking; (b) the present fair salable value of Seller's Assets and Properties is not less than the amount that will be required to pay the probable debts and liabilities of Seller on its debts as they become absolute and matured in accordance with their stated terms; (c) Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (d) Seller is not engaged in, and is not about to be engaged in, a business or a transaction for which its property would constitute unreasonably small capital.

        Section 3.32 Epidemic Failure. With the possible exception of the matters described in Schedule 2.02(b)(3), there is no claim (and, to Seller's knowledge, there is no basis for any such claim) against Seller alleging, and no Liability of Seller (or any predecessor of Seller) on account of, any Epidemic Failure.

        Section 3.33 Representations Complete. None of the representations or warranties made by Seller herein, and none of the statements, representations or warranties contained in the Seller Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser by Seller pursuant to this Agreement or any of the Ancillary Agreements (including the Purchased Asset Schedules and Assumed Liability Schedules), when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. Seller has provided Purchaser with all material documents and information concerning the Business, the Purchased Assets and the Assumed Liabilities in the possession, control or custody of Seller, that is responsive in all material respects to the information requests submitted in writing on behalf of Purchaser prior to the date hereof. It is the explicit intent of each party hereto that Seller is making no representation or warranty except as set forth in this Agreement, the Ancillary Agreements, the Seller Disclosure Schedule, and the certificates, documents and instruments delivered in connection herewith or therewith and except further that nothing in this sentence shall be construed to absolve Seller from liability for fraud or intentional misrepresentation.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby represents and warrants to Seller, that, subject to the exceptions specifically disclosed in writing in a schedule delivered by Purchaser to Seller prior to (or contemporaneously with) the signing of this Agreement (the "Purchaser Disclosure Schedule"), the statements set forth in this Article IV are true and correct. The Purchaser Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered section and lettered subsections of this Agreement, and all exceptions shall reference a specific representation set forth in this Article IV and shall apply only to such numbered section and lettered subsection unless expressly cross-referenced in another numbered section and lettered subsection.

        Section 4.01 Organization and Qualification. Purchaser has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Purchaser is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except as could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by, and to perform its obligations under, this Agreement.

        Section 4.02 Authority Relative to this Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the other Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Purchaser of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or the other Ancillary Agreements to which it is a party or to consummate such transactions. This Agreement has been, and the other Ancillary Agreements to which Purchaser is a party will be, duly executed and delivered by Purchaser. This Agreement constitutes, and the other Ancillary Agreements to which Purchaser is a party, when executed and delivered as contemplated by this Agreement, will constitute, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

        Section 4.03 No Conflict; Required Filings and Consents. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which Purchaser is a party do not, and the performance by Purchaser of its obligations hereunder and/or thereunder, as the case may be, and the consummation by Purchaser of the transactions contemplated by this Agreement will not (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of Purchaser, (ii) conflict with or violate in any material respect any Law applicable to Purchaser or by which any of its Assets and Properties is bound, or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which any of its Assets and Properties is bound so as to impair the ability of Purchaser to carry out its obligations under, or to prevent or delay the completion of the transactions contemplated by, this Agreement.

        Section 4.04 Financial Resources. Purchaser has sufficient cash on hand to pay, and borrowing capacity under committed lines of credit to finance, the Purchase Price.

        Section 4.05 Litigation. Except as disclosed in the Purchaser SEC Reports, there is no Action or Proceeding pending, and, to the knowledge of Purchaser, no person has threatened to commence any Action or Proceeding, that challenges, or would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement or any of the Ancillary Agreements.

        Section 4.06 No Further Representations. It is the explicit intent of each party hereto that Purchaser is making no representation or warranty except as set forth in this Agreement, the Ancillary Agreements, the Purchaser Disclosure Schedule, and the certificates, documents and instruments delivered in connection herewith or therewith and except further that nothing in this sentence shall be construed to absolve Purchaser from liability for fraud or intentional misrepresentation.

        Section 4.07 Financial Incentive Shares. The shares of Purchaser Common Stock constituting the Financial Incentive Shares shall be properly reserved from Purchaser's authorized but unissued shares of Purchaser Common Stock, and, when issued, shall be free and clear of all Encumbrances and shall be duly authorized, validly issued, fully paid and non-assessable.

        Section 4.08 Purchaser Due Diligence. Purchaser has no further requests for information in connection with Purchaser's due diligence efforts regarding the Purchased Assets and Business.

                                   ARTICLE V
                                   COVENANTS

        Section 5.01 Section 4.01 Conduct of Business by Seller Pending the Closing. Seller agrees that, between the date of this Agreement and the Closing Date, unless Purchaser shall otherwise agree in writing, Seller shall (w) conduct the Business only in the ordinary course consistent with past practice;
(x) pay and perform any of its debts, obligations and Liabilities relating to the Business and the Purchased Assets as and when due and the Contracts and other commitments relating to the Business and the Purchased Assets in accordance with the terms and provisions thereof; (y) comply in all material respects with all Laws that may be applicable to any of the Purchased Assets or the Business; and (z) use its commercially reasonable best efforts to keep available the services of the Transferred Employees and to preserve current relationships with corporate partners, customers, suppliers, manufacturers and other persons doing business with the Business in order to preserve substantially intact the Business in all material respects. By way of amplification and not limitation, Seller shall not, between the date of this Agreement and the Closing Date, directly or indirectly, take, agree to take or allow, cause or permit any other Person to take, agree, agree to take or allow, cause or permit any of the following actions without the prior written consent of Purchaser:

        (a) sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease or license of, or any Encumbrance on, any of the Purchased Assets except in the ordinary course of business consistent with past practice where immaterial (both individually and in the aggregate) in both amount and significance;

        (b) acquire any Assets and Properties that would constitute Purchased Assets other than in the ordinary course of business consistent with past practice, or acquire or make any arrangement to acquire any Inventory in excess of the amount of Inventory which, together with Inventory existing as of the date hereof, is reasonably necessary to fulfill purchase orders on hand with delivery dates prior to the Closing Date, and obligations of Seller under long-term purchase contracts with delivery dates prior to the Closing Date, which, in each case, Seller is responsible for fulfilling prior to the Closing or which Seller will be responsible for fulfilling after the Closing giving effect to the terms of this Agreement and the transactions contemplated hereby;

        (c) engage with any Person in any merger, consolidation or other business combination transaction, unless such Person agrees in a written instrument in form and substance reasonably satisfactory to Purchaser to adopt and comply with the terms and conditions of this Agreement as though such Person was an original signatory hereto;

        (d) violate, breach or default under in any material respect, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any Business Contract or any Business License; or terminate, cancel or request any material change in, or agree to any material change in, any Business Contract; or enter into or amend any Contract, agreement, commitment or arrangement that would constitute a Business Contract and that, if fully performed, would not be permitted under this Section 5.01;

        (e) make or authorize any capital expenditure with respect to the Business, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for the fiscal period in question and have heretofore been disclosed in writing to Purchaser;

        (f) (i) increase the compensation payable or to become payable to, or the rate of vacation accrual of, any of the Transferred Employees; (ii) grant any options or any rights to severance or termination pay to any Transferred Employee, or enter into any employment or severance agreement with any Transferred Employee which provides benefits triggered by the transactions contemplated hereby; (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any Transferred Employee except to the extent required by applicable Law or the terms of a collective bargaining agreement in effect as of the date hereof; (iv) enter into or amend any Contract, commitment or arrangement with any of the Transferred Employees; or (v) make any representation or promise, oral or written, to any Transferred Employee concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any Transferred Employee under the terms of any Benefit Plan in effect as of the date hereof;

        (g) incur, cancel, pay, prepay, discharge or satisfy any claim or Liability, other than Liabilities which constitute Retained Liabilities and could not reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement;

        (h) engage in any transaction with respect to any of the Purchased Assets or the Business with any officer, director, Affiliate or Associate of Seller, or any Associate of any such officer, director or Affiliate, either outside the ordinary course of business consistent with past practice or other than on an arm's-length basis;

        (i) make any change with respect to Seller's accounting policies, principles, methods or procedures, including revenue recognition policies, other than as required by GAAP;

        (j) except with respect to Taxes that constitute Retained Liabilities, make any material Tax election or settle or compromise any material Tax liability relating to the Business or any of the Purchased Assets;

        (k) permit any insurance policy naming Seller as a beneficiary or a loss payee and relating to the Business or any of the Purchased Assets or Assumed Liabilities to be cancelled, terminated or not renewed, except in the ordinary course of business;

        (l) maintain the Books and Records relating either to the Business or to any of the Purchased Assets in a manner not consistent with past business practices;

        (m) take any action which would adversely affect the goodwill of its suppliers, manufacturers, customers, licensees and others with whom it has business relations in connection with the Business in any material respect; or

        (n) authorize or enter into any Contract or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Seller contained in this Agreement untrue or incorrect in any material respect or prevent Seller from performing or cause Seller not to perform its covenants and agreements herein or result in any of the conditions to the Closing set forth herein not being satisfied.

        Section 5.02 Notice of Certain Events. Each of Purchaser and Seller shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that any consent, waiver or approval of such Person is or may be required in connection with any of the transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Entity in connection with any of the transactions contemplated by this Agreement or the Ancillary Agreements; (iii) any Action or Proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Purchaser or Seller that relates to the Business or may affect the consummation of any of the transactions contemplated by this Agreement or the Ancillary Agreements; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Business Contract; and (v) any change, event or occurrence that could reasonably be expected to render any of Purchaser's or Seller's representations and warranties untrue or incorrect in any material respect, or to materially delay or materially impede the ability of either Purchaser or Seller to perform their respective obligations pursuant to this Agreement and to effect the consummation of the purchase and sale of the Purchased Assets and the other transactions contemplated by this Agreement or the Ancillary Agreements.

        Section 5.03 Access to Information; Confidentiality.

        (a) Between the date of this Agreement and the Closing Date, Seller shall (i) provide Purchaser (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisers, accountants, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to its officers, employees, agents, properties, offices and other facilities and to the Books and Records thereof, and (ii) promptly furnish to Purchaser and its Representatives such information concerning the Business, the Purchased Assets, the Assumed Liabilities and the Transferred Employees (including the full personnel files of the Transferred

Employees which shall be provided promptly upon signing) as Purchaser or its Representatives may reasonably request. No investigation conducted pursuant to this Section 5.03 shall affect or be deemed to modify any representation or warranty made in this Agreement. Seller shall have no obligation under this
Section 5.03(a) to furnish any information that relates exclusively to businesses of Seller other than the Business or to Assets and Properties of Seller other than the Purchased Assets.

        (b) Prior to the Closing, neither Seller nor Purchaser nor any of their respective Representatives shall use, release or disclose any "Confidential Information" (as such term is defined in the Confidentiality Agreement) ("Confidential Information"), including Confidential Information furnished pursuant to Section 5.03(a), except as permitted by the Confidentiality Agreement or as otherwise reasonably required for the performance of the obligations of Seller or Purchaser under this Agreement and the Ancillary Agreements or for the consummation or implementation of the transactions contemplated by this Agreement and the Ancillary Agreements. If the purchase and sale of the Purchased Assets contemplated by this Agreement is consummated, then from and after the Closing: (i) all provisions of the Confidentiality Agreement providing for the ownership by Seller, or limiting or prescribing the use, disclosure, care, return and treatment by Purchaser and its Representatives, of Confidential Information shall terminate and cease and shall be of no further force or effect insofar as they relate to the Business, the Purchased Assets and the Assumed Liabilities; (ii) Purchaser shall be treated as the "Disclosing Party" and owner of all Confidential Information relating to the Business, the Purchased Assets and the Assumed Liabilities; and (iii) all provisions of the Confidentiality Agreement providing for the ownership by Seller, or limiting or prescribing the use, disclosure, care, return and treatment by Purchaser and its Representatives, of Confidential Information shall remain in full force and effect insofar as they relate to businesses of Seller other than the Business, the Excluded Assets and Retained Liabilities. If this Agreement is terminated and the purchase and sale of the Purchased Assets contemplated by this Agreement is not consummated, the terms and provisions of the Confidentiality Agreement, as amended and modified by the first sentence of this Section 5.03(b), and the parties' obligations thereunder shall remain in full force and effect. Except as amended or modified by this Section 5.03(b), and except for Sections 4 and 8 of the Confidentiality Agreement (which shall be suspended for as long as this Agreement is in effect), all other terms and provisions of the Confidentiality Agreement and the parties' obligations thereunder shall remain in full force and effect.

        Section 5.04 No Solicitation of Transactions. Seller shall not take, nor shall it permit any of its Representatives, Affiliates or Associates to take, directly or indirectly, any action to solicit, negotiate, assist or otherwise facilitate or intentionally encourage (including by furnishing confidential information with respect to the Business or permitting access to the Assets and Properties or Books and Records of Seller) any offer, proposal, inquiry or request for information from any Person concerning the direct or indirect acquisition of the Business or any of the Purchased Assets by any Person (an "Alternate Transaction") other than Purchaser. If Seller or any of its Representatives, Affiliates or Associates receives from any Person any such offer, proposal, inquiry or request for information, Seller shall promptly advise such Person, by written notice, of the terms of this Section 5.04 and shall immediately, orally and in writing, advise Purchaser of such offer, proposal, inquiry or request and deliver a copy of such notice to Purchaser. Any violation of the restrictions set forth in this Section 5.04 by any Representative, Affiliate or Associate of Seller shall be deemed to be a breach of this Section 5.04 by Seller.

Any notice required to be delivered pursuant to this Section 5.04 shall include the identity of the Person making such offer, proposal, inquiry request, and the terms of such offer, proposal, inquiry or request, and shall keep Purchaser apprised, on a current basis, of the status of such offer, proposal, inquiry or request. Seller shall immediately cease and cause to be terminated (and Seller hereby represents and warrants that it has the legal and contractual right, without liability of any sort, to cease and cause to be terminated) all existing discussions or negotiations with any Persons conducted heretofore with respect to any such offer, proposal, inquiry or request. Seller shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which such third party is a party.

         Section 5.05 Financial Statements and Reports.

         (a) As promptly as practicable and in any event no later than twenty
(20) days after the end of each calendar month, forty-five (45) days after the end of each fiscal quarter and ninety (90) days, respectively, after the end of each fiscal year ending after the date hereof and before the Closing Date, Seller shall deliver to Purchaser true and complete copies of the unaudited income statements for the Business for the fiscal quarter or month and the portion of the fiscal year then ended (in the case of any such fiscal quarter and calendar month), together with the notes, if any, relating thereto, which financial statements shall be prepared in accordance with GAAP.

         (b) As promptly as practicable, Seller shall deliver to Purchaser true and complete copies of such other financial statements, reports and analyses relating to the Business or any of the Purchased Assets as may be prepared or received by Seller.

         (c) As promptly as practicable, Seller shall deliver copies of all License applications and other filings made by Seller in connection with the operation of the Business after the date hereof and before the Closing Date with any Governmental Entity (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

        Section 5.06 Delivery of Books and Records; Removal of Property.

        (a) The parties hereto acknowledge and agree that all source code within the Seller Intellectual Property is located in Atlanta, Georgia, and will be delivered to Purchaser at the Closing in Atlanta, Georgia or by electronic transmission from Seller in Atlanta, Georgia to Purchaser in California, as Purchaser shall direct. On the Closing Date, Seller: (i) shall deliver to Purchaser at the applicable site of the Closing, copies or originals of all of the Real Property Leases, the Personal Property Leases, the material Business Contracts and the material Business Licenses, and shall make available to Purchaser at the locations at which the Business is conducted, all of the other Business Books and Records, and (ii) shall deliver or make available to Purchaser at the locations at which the Business is conducted all other Purchased Assets in Seller's possession or, under Seller's control at other locations. If at any time after the Closing Seller discovers in its possession or under its control any other Business Books and Records or other Purchased Assets, it shall forthwith deliver such Business Books and Records or other Purchased Assets to Purchaser.

        (b) Within thirty (30) days after the Closing Date, Seller shall remove all Assets and Properties not being sold to Purchaser hereunder from the premises that constitute Purchased Assets except as may be otherwise provided by the Transition Services Agreement (as defined below). Such removal shall be at the sole cost and risk of Seller, including risk of loss and damage to such Assets and Properties. Purchaser shall have no liability to Seller with respect to such removal and transportation. Seller shall be responsible for all repairs to the premises that constitute Purchased Assets due to damage caused by Seller and its employees and agents in connection with the removal of Seller's Assets and Properties other than ordinary wear and tear.

        Section 5.07 Noncompetition.

        (a) Seller shall, for a period of three (3) years from and after the Closing Date, refrain from, either alone or in conjunction with any other Person, whether directly or indirectly through any one or more of its present or future Affiliates, anywhere in the world: (i) employing, engaging or seeking to employ or engage any Person who is or at any time during the period commencing three (3) months prior to the date of this Agreement and ending on the Closing Date was an employee of Seller or any of its Affiliates engaged in the conduct of the Business, unless such Person (A) voluntarily resigns from employment with Seller (prior to the Closing Date) or with Purchaser (after the Closing Date), without any solicitation, promise or inducement from Seller or any of its Affiliates (it being acknowledged and agreed that the placement of general advertisements in trade and industry publications of general circulation shall not constitute a solicitation for purposes of this Section 5.07(a)) or (B) is terminated by Purchaser or any of its Affiliates after the Closing Date; (ii) causing or attempting to cause (A) any client, customer or supplier of the Business to terminate or materially reduce the level of its business relating to the Business with Purchaser or any of its Affiliates or (B) any officer, employee or consultant of Purchaser or any of its Affiliates engaged in the conduct of the Business after the Closing to resign or sever a relationship with Purchaser or any of its Affiliates; (iii) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Business or to any client, customer or supplier of the Business; or (iv) participating or engaging in (other than through the ownership of one percent (1%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or except as expressly permitted by Section 5.07(b), otherwise knowingly (after reasonable inquiry) assisting (financially or otherwise) any Person in participating or engaging in, the design, development, testing, marketing, sale (or bundling for combined sale), licensing, distribution, support or maintenance of any RAID product or any technology, hardware, software, firmware or utility used to achieve RAID functionality, or any of the lines of business that comprised the Business on the Closing Date anywhere in the world. Without limiting the generality of the foregoing, Seller shall not sell or transfer any unsold Inventory (if any) remaining as of the Closing Date to any Person other than Purchaser.

        (b) Notwithstanding anything in Section 5.07(a)(iv) to the contrary, and without purporting to set forth all of the activities in which Seller may engage without violating Section 5.07(a), Purchaser acknowledges and agrees that: (i) Seller's lines of business and products (including the network-attached-storage products referred to below) may use, utilize or enable the RAID functionality provided by any major operating system provided by a third party, including Microsoft NT, Linux, BSD and Novell, and, in connection therewith, Seller may provide such support as is necessary to enable the RAID functionality provided by such an operating system, including testing the RAID functionality provided by such operating system; provided, however, that such lines of business and products are not marketed as a "RAID business" or "RAID product" and provided further, that all marketing and related literature regarding such lines of business and products, including Seller's web site, clearly and prominently state that the RAID functionality of such line of business or product is "enabled by the operating system"; (ii) Seller may test third-party RAID adapters to evaluate compatibility with Seller's products and may identify (by name only and not by features or functionality) compatible products in Seller's marketing and related literature regarding Seller's lines of business and products, including Seller's web site (provided, however, that such marketing and related literature and web site shall identify Purchaser as Seller's Preferred Provider, and shall give precedence and priority to Purchaser's products, consistent with Section 5.07(c)); and (iii) the fact that any of Seller's lines of business or products utilize RAID-related integrated circuits (including simple SCSI or fibre channel controllers) or software of Purchaser or, subject to Section 5.07(c), a third party solely for the purpose of interfacing with a RAID product shall not violate Section 5.07(a). In connection with the foregoing, Purchaser acknowledges that Seller's current network-attached-storage product family will not conflict with the provisions of
Section 5.07(a), provided, that such product family is designed, developed, tested, marketed, sold, supported and maintained by Seller consistent with the provisions of clauses (i), (ii) and (iii) of this Section 5.07(b) and with the specifications set forth in Schedule 5.07(b) hereto. Subject to the foregoing, Purchaser acknowledges and agrees that (except as otherwise expressly set forth therein) the products set forth on Annex B hereto are not within the scope of the Business.

        (c) For three (3) years after the Closing Date, to the extent that Seller offers any storage product that requires RAID or RAID-related software or hardware possessing functionality that can be provided by a product of Purchaser, Seller agrees to introduce or recommend Purchaser as the preferred third-party provider for such hardware or software consistent with the Preferred Provider Agreement in substantially the form of Exhibit L hereto (the "Preferred Provider Agreement"). Nothing herein shall constitute either an offer or license of such hardware or software by Purchaser or an obligation on the part of Seller to purchase and use such hardware or to license such software from Purchaser.

        (d) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section 5.07. It is the intention of the parties that the provisions of this Section 5.07 be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section 5.07 shall not render unenforceable, or impair, the remainder of the provisions of this Section 5.07. Accordingly, if any provision of this
Section 5.07 shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

        (e) The parties hereto acknowledge that while the Purchased Assets and employees engaged in the conduct of the Business are currently located in Norcross, Georgia and Fremont, California, Seller has conducted the Business with parties throughout the United States and the world, that the relevant market for the Business is national, international and worldwide in scope, and that there exists intense national, international and worldwide competition for the products and services of the Business.

        (f) The parties hereto further acknowledge and agree (i) that the restrictions contained in this Section 5.07 are reasonable and necessary in order to protect the value of the Purchased Assets and the goodwill of the Business, and (ii) that any remedy at Law for any breach of the provisions of this Section 5.07 would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

        Section 5.08 Notice and Cure.

        (a) Seller shall notify Purchaser in writing of, and shall contemporaneously provide Purchaser with true and complete copies of any and all information or documents relating to, and shall use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Seller, occurring after the date of this Agreement that causes or may cause any covenant or agreement of Seller under this Agreement to be breached or that renders or may render untrue in any material respect any representation or warranty of Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Seller also shall notify Purchaser in writing of, and shall use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes known to Seller, of any representation, warranty, covenant or agreement made by Seller in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section 5.08(a) shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's rights under any provision of this Agreement or any of the Ancillary Agreements, including Purchaser's right to seek indemnification under Article IX.

        (b) Purchaser shall notify Seller in writing of, and shall contemporaneously provide Seller with true and complete copies of any and all information or documents relating to, and shall use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Purchaser, occurring after the date of this Agreement that causes or may cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or may render untrue in any material respect any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Purchaser shall notify Seller in writing of, and shall use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes known to Purchaser, of any representation, warranty, covenant or agreement made by Purchaser in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section 5.08(b) shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Seller's rights under any provision of this Agreement or any of the Ancillary Agreements.

        Section 5.09 Fulfillment of Conditions. Each party shall execute and deliver at the Closing each Ancillary Agreement that such party is required hereby to execute and deliver as a condition to either party's obligations pursuant to Article VII, and, subject to the limitations elsewhere set forth in this Agreement, shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the other party contained in this Agreement (including the mutual conditions set forth in Section 7.01), and shall not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

        Section 5.10 Further Action; Consents; Filings.

        (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all requisite commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated hereby, (ii) obtain from all applicable Governmental Entities all consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Purchaser or Seller in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including those required under the HSR Act, and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the transactions contemplated hereby required under any applicable Laws. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings and with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings (if any) under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade Law. Notwithstanding any other provision of this Agreement, nothing in this Agreement shall require Purchaser to agree to any divestiture or hold-separate arrangement or any other restriction on its ownership of the Purchased Assets or conduct of the Business after the Closing, or to respond to any second request for information pursuant to the HSR Act or other pre-merger or pre-acquisition review procedure under foreign Law where responding would, in Purchaser's good faith judgment, be unreasonably burdensome, expensive, time-consuming or otherwise detrimental to significant interests of Purchaser, or to litigate in response to the institution of any Action or Proceeding by any Governmental Entity seeking to restrain or enjoin any of the transactions contemplated by this Agreement.

        (b) Seller shall give any notices to all third parties, and use reasonable efforts to obtain any consents and waivers from all third parties necessary (including such consents, novations and amendments required under the Business Contracts listed in Section 3.28 of the Seller Disclosure Schedule) to consummate the transactions contemplated by this Agreement.

        Section 5.11 Employment Matters.

        (a) On the Closing Date, Purchaser shall offer employment, at will, to substantially all of the employees listed in Section 3.16(a) of the Seller Disclosure Schedule (who Seller represents and warrants constitute all of the employees of Seller engaged principally in the conduct of the Business as of the date hereof), on terms and conditions (including job responsibility, cash compensation and health and welfare benefits but not including terms and conditions relating to stock, stock options and other equity incentives) no less favorable, in the aggregate, to them than the terms and conditions under which they are currently employed by Seller, and all such employees shall be entitled to carry over up to one hundred sixty (160) hours of accrued but unused vacation time which accrued while any such employee was an employee of Seller and to receive a cash payment in the amount set forth in
Section 2.02(a)(v) for any such accrued but unused vacation time in excess of one hundred sixty (160) accrued hours. All such employees who accept offers of and actually commence and enter into employment with Purchaser (the "Transferred Employees") will, upon such acceptance, be employees of Purchaser and not employees of Seller.

        (b) Seller shall use its commercially reasonable efforts to persuade each of the employees of Seller listed in Section 3.16(a) of the Seller Disclosure Schedule to accept offers of employment from Purchaser on the Closing Date and shall not offer such employees a choice between receiving severance and an offer of employment with Purchaser. Seller shall notify all such employees that effective upon the Closing their employment with Seller will terminate and their employment with Purchaser will commence, provided that such employees have accepted Purchaser's offer of employment.

        (c) Seller shall be responsible for offering the continued health coverage required under Internal Revenue Code Section 4980B ("COBRA Coverage") with respect to (i) any Transferred Employees or their eligible dependents who elect COBRA Coverage under Seller's group health plan in lieu of enrollment in the Purchaser's health plan and (ii) any other terminated employees of Seller (other than Transferred Employees who enroll in Purchaser's health plan) and their eligible dependents. Purchaser shall be responsible for providing COBRA Coverage for any Transferred Employees or their dependents who, with respect to their coverage under the Purchaser's health plan, incur a qualifying event under Internal Revenue Code Section 4980B at any time after the Closing Date.

        (d) Seller agrees to amend its pension plan to provide each of the Transferred Employees with a nonforfeitable right to their accrued benefit and each Transferred Employee shall be entitled to any pension benefit that is conditioned on being an employee of Seller on the last day of the year in which the Closing Date occurs.

        Section 5.12 Financial Incentive Payments. On the Closing Date, Purchaser shall use the Financial Incentive Shares to establish a plan for the benefit of the Transferred Employees which shall be used by Purchaser to provide financial retention payments to the Transferred Employees on such terms and conditions to be determined by Purchaser at its sole good faith discretion.

        Section 5.13 Public Announcements. Until the earlier of the termination of this Agreement and the Closing Date, Purchaser, on the one hand, and Seller, on the other hand, shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement that is not approved by the other party, except as may be required by Law or applicable stock exchange rules, in which case the parties shall make reasonable efforts to consult with each other prior to the making of such public statement.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

        Section 6.01 Assistance and Cooperation. After the Closing Date, each of Seller and Purchaser shall (and shall cause their respective Affiliates and Representatives to): (a) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing related to the Purchased Assets; (b) cooperate fully in preparing for any audits of, or disputes with any Taxing Authority regarding, any Tax Returns of Seller; (c) make available to the other and to any Taxing Authority as reasonably requested all information, records, and documents relating to Taxes of Seller; (d) provide timely notice to the other in writing of any pending or threatened Tax audit or assessments of Seller for taxable periods for which the other may have a liability under this Agreement; and (e) furnish the other with copies of all correspondence received from any Taxing Authority in connection with any Tax audit with respect to any taxable period for which the other may have a liability under this Agreement. Seller and Purchaser shall assist each other in the orderly transition of the Business by providing the services as contemplated by the Transition Services Agreement.

        Section 6.02 FIRPTA Certificate. At or prior to the Closing, Seller shall provide Purchaser with a certificate described in Treas. Reg. Section 1.1445-2(b)(2) to the effect that, as contemplated by such certificate, Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

        Section 6.03 Tax Clearance Certificates. At or prior to the Closing, Seller shall provide Purchaser with tax clearance certificates issued by the California State Board of Equalization and the Georgia Department of Revenue - Sales Tax Division to the effect that there is no sales or use Tax Liability of Seller for which Purchaser can be held liable as a successor or transferee.

        Section 6.04 Bulk Sales Act. Purchaser and Seller hereby waive compliance with all bulk sales acts and other comparable statutory provisions of each applicable jurisdiction that may apply to the purchase and sale of the Purchased Assets contemplated by this Agreement.

        Section 6.05 Special Purpose Subsidiary. Seller acknowledges and agrees that Purchaser may wish to effect the purchase of the Purchased Assets and the other transactions contemplated by this Agreement through a Subsidiary, and that Purchaser may wish to establish a new Subsidiary for such purpose. Seller agrees and consents to the assignment by Purchaser of all or part of Purchaser's rights and the delegation by Purchaser of all of Purchaser's obligations under this Agreement (other than the obligation to pay the Purchase Price) to such new Subsidiary or any other wholly owned Subsidiary of Purchaser, in each case in Purchaser's sole discretion. In the event of such an assignment and delegation, Purchaser shall cause the assignee and delegatee Subsidiary to perform all of the obligations of Purchaser under this Agreement in accordance with their terms and shall be jointly and severally liable with such Subsidiary for all such obligations.

        Section 6.06 Trademark and Web Site Agreement; Preferred Provider Agreement. At or prior to the Closing, the parties will enter into (a) a trademark and web site agreement governing Purchaser's use of certain of Seller's trademarks, the transfer to Purchaser of the portions of the content of Seller's web site relating to the Business and certain related matters, in substantially the form of Exhibit D hereto (the "Trademark and Web Site Agreement") and (b) the Preferred Provider Agreement.

                                  ARTICLE VII
                              CONDITIONS TO CLOSING

        Section 7.01 Conditions to the Obligations of Each Party to Consummate the Transaction. The obligations of the parties hereto to consummate the purchase and sale of the Purchased Assets and the other transactions which occur at the Closing pursuant to Article II are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

        (a) No court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the transaction contemplated hereby illegal or otherwise prohibiting the consummation of the purchase and sale of the Purchased Assets and the other transactions which occur at the Closing pursuant to Article II.

        (b) All consents, approvals and authorizations legally required to be obtained to consummate the purchase and sale of the Purchased Assets and the other transactions which occur at the Closing pursuant to Article II shall have been obtained from all Governmental Entities, and the waiting period under the HSR Act (if applicable) shall have expired or early termination thereof shall have been granted.

        (c) The Escrow Agent shall have executed and delivered the Escrow Agreement, and such agreement shall be in full force and effect.

        (d) The individual named in Schedule 7.01(d) shall have executed and delivered an Employment Separation and Waiver Agreement terminating, waiving and releasing his rights (if any) under his employment and stock option agreements with Seller and his spouse shall have executed a consent thereto, in each case in substantially the form of Exhibit K hereto, and the Employment Separation and Waiver Agreement and such consent shall be in full force and effect.

        Section 7.02 Additional Conditions to the Obligations of Seller. The obligation of Seller to consummate the sale of the Purchased Assets to Purchaser and the other transactions which occur at the Closing pursuant to Article II is subject to the satisfaction or waiver of each of the following further conditions:

        (a) Each of the representations and warranties of Purchaser contained in this Agreement, the Ancillary Agreements and the annexes, schedules and exhibits to this Agreement shall be true and correct in all material respects (other than representations and warranties subject to "materiality" or "Material Adverse Effect" limitations or exceptions, which shall be true, complete and correct in all respects) both as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date (other than representations and warranties which address matters only as of a specified date, which shall be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct without regard to any materiality or Material Adverse Effect qualification contained therein, would not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder, and Seller shall have received a certificate of an officer of Purchaser, acting in his or her capacity as such, to such effect.

        (b) Purchaser shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date and Seller shall have received a certificate of an officer of Purchaser, acting in his or her capacity as such, to such effect.

        (c) As of the Closing Date, Seller shall have received from Purchaser the following documents: (i) a certificate of existence and good standing from the state of incorporation as to the corporate status of Purchaser; (ii) a true and complete copy of the resolutions, certified by the Secretary of Purchaser, adopted on behalf of Purchaser, authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements to which Purchaser is a party and all transactions contemplated hereby and thereby; (iii) a certificate from Purchaser's Secretary as to the incumbency and signatures of the officers who will execute documents at the Closing or who have executed this Agreement; (iv) a certificate from the Secretary of Purchaser that its Articles of Incorporation have not been amended since the date of the certificate described in Section 7.02(c)(ii); and (v) such other documents and instruments (if any) as Seller may reasonably request in order to effectuate the transactions contemplated by this Agreement.

        (d) Purchaser shall have executed and delivered the Escrow Agreement, and such agreement shall be in full force and effect.

        (e) All corporate approvals of Purchaser required for the lawful consummation of the transactions contemplated by this Agreement and the Ancillary Agreements to which Purchaser is a party shall have been obtained and shall be in full force and effect.

        (f) Purchaser shall have signed and delivered the General Purchase Agreement in substantially the form of Exhibit G hereto (the "General Purchase Agreement"), and the General Purchase Agreement in such form shall be in full force and effect. Purchaser shall have signed and delivered the Preferred Provider Agreement in substantially the form of Exhibit L hereto and the Preferred Provider Agreement in such form shall be in full force and effect

        (g) Purchaser shall have signed and delivered the Trademark and Web Site Agreement in substantially the form of Exhibit D hereto, and the Trademark and Web Site Agreement in such form shall be in full force and effect.

        (h) Purchaser shall have signed and delivered a transition services agreement (the "Transition Services Agreement") in substantially the form of Exhibit H hereto, and the Transition Services Agreement in such form shall be in full force and effect.

        (i) Purchaser shall have signed and delivered a sublease (and landlord consent) for a portion of the premises located at No. 6145 D-J Northbelt Parkway, Norcross, Georgia in substantially the form of Exhibit M hereto with such changes as the parties may reasonably agree (the "Norcross Sublease") and the lease assignments for facilities of the Business in Marlborough, Massachusetts; Fremont, California; Ismaning, Germany; and Middlesex, England (collectively, the "Lease Assignments"), and the Norcross Sublease in such form and the Lease Assignments in form reasonable satisfactory to Seller shall be in full force and effect.

        Section 7.03 Additional Conditions to the Obligations of Purchaser. The obligation of Purchaser to consummate the purchase of the Purchased Assets from Seller and the other transactions which occur at the Closing pursuant to Article II is subject to the satisfaction or waiver of each of the following further conditions:

        (a) Each of the representations and warranties of Seller contained in this Agreement and the annexes, schedules and exhibits to this Agreement shall be true and correct in all material respects (other than representations and warranties subject to "materiality" or "Material Adverse Effect" limitations or exceptions, which shall be true and correct in all respects) both as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date (other than representations and warranties which address matters only as of a specified date, which shall be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct without regard to any materiality or Material Adverse Effect qualification contained therein, would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business, and Purchaser shall have received a certificate of the chief executive officer and chief financial officer of Seller, acting in their capacities as such, to such effect.

        (b) Seller shall have performed or complied in all material respects with all covenants and agreements required by this Agreement, the annexes, schedules and exhibits to this Agreement to be performed or complied with by it, on or prior to the Closing Date and Purchaser shall have received a certificate of the chief executive officer and chief financial officer of Seller, acting in their capacities as such, to such effect.

        (c) Purchaser shall have received a legal opinion from Powell, Goldstein, Frazer & Murphy LLP, outside legal counsel to Seller, in substantially the form of Exhibit E hereto.

        (d) There shall have been no Material Adverse Effect on the Business, and no event shall have occurred which would reasonably be expected to result in a Material Adverse Effect on the Business, since December 31, 2000.

        (e) All consents and waivers of third parties and novations and amendments to all Business Contracts and Business Licenses required in connection with the transactions contemplated hereby shall have been obtained (or other arrangements shall have been proposed and accepted in accordance with Section 2.06), and all such consents, waivers, novations, amendments and arrangements shall be in full force and effect in forms reasonably acceptable to Purchaser, including all consents and waivers necessary to assign and transfer to Purchaser the Dell Agreement.

        (f) All corporate and stockholder approvals of Seller required for the lawful consummation of the transactions contemplated by this Agreement and the Ancillary Agreements to which Seller is a party shall have been obtained and shall be in full force and effect. Without limiting the generality of the foregoing, and without acknowledging that such approval is required by Law, this Agreement and the sale by Seller of the Purchased Assets shall have been approved by the holders of a majority of the issued and outstanding shares of capital stock of Seller entitled to vote on the subject transaction, and such approval shall be in full force and effect.

        (g) Each of the Transferred Employees hired by Purchaser shall have signed and delivered to Purchaser Purchaser's customary forms of non-competition agreement, proprietary inventions agreement and non-solicitation agreement, and all such agreements shall be in full force and effect. At least ninety percent (90%) of the employees of Seller listed in Section 3.16(a) of the Seller Disclosure Schedule shall have accepted offers of employment with Purchaser and shall have become employees of Purchaser at Closing and one hundred percent (100%) of the persons listed on Schedule 7.03(g) shall have accepted offers of employment with Purchaser and become employees of Purchaser at Closing.

        (h) The individual named in Schedule 7.01(d) shall have signed and delivered to Purchaser an employment agreement in substantially the form of Exhibit F hereto (the "Employment Agreement") and the Stock Issuance Agreement in substantially the form of Exhibit I hereto, and the Employment Agreement and the Stock Issuance Agreement in such forms shall be in full force and effect.

        (i) Seller shall have signed and delivered the Trademark and Web Site Agreement in substantially the form of Exhibit D hereto, and the Trademark and Web Site Agreement in such form shall be in full force and effect.

        (j) Seller shall have signed and delivered the General Purchase Agreement in substantially the form of Exhibit G hereto, and the General Purchase Agreement in such form shall be in full force and effect.

        (k) Seller shall have signed and delivered the Preferred Provider Agreement in substantially the form of Exhibit L hereto and the Preferred Provider Agreement in such form shall be in full force and effect.

        (l) Seller shall have signed and delivered the Transition Services Agreement in substantially the form of Exhibit H hereto, and the Transition Services Agreement in such form shall be in full force and effect.

        (m) Seller shall have signed and delivered the Norcross Sublease and the Lease Assignments and the Norcross Sublease in substantially the form of Exhibit M hereto with such changes as the parties may reasonably agree and the Lease Assignments in forms reasonable satisfactory to Purchaser, and the same shall be in full force and effect.

        (n) Subramonian Shankar shall have signed and delivered to Purchaser a non-competition agreement in substantially the form of Exhibit J.1 hereto, Raghunathan Sarma shall have signed and delivered to Purchaser a non-competition agreement in substantially the form of Exhibit J.2 hereto, and the individual named in Schedule 7.01(d) shall have signed and delivered to Purchaser a non-competition agreement in substantially the form of Exhibit J.3 hereto (collectively, the "Non-Competition Agreements"), and each of the Non-Competition Agreements in such form shall be in full force and effect.

        (o) HP and Seller shall have continued to transact business and otherwise to act substantially in accordance with the terms of the HP Agreements (without regard to the temporal term or expiration of the HP Agreements) consistent with their established course of conduct as of the date hereof. HP shall not have sought, or indicated any intention to seek, a reduction in the prices it currently pays for products and services of the Business or any other material modification of any payment term or other material term applicable to its purchases of products and services of the Business.

        (p) Seller shall have executed and delivered the Escrow Agreement, and such agreement shall be in full force and effect.

        (q) SouthTrust Bank, N.A. (formerly, Southtrust Bank of Georgia, N.A.) and Branch Banking and Trust Company (together, the "Seller Banks") shall have released and discharged all Encumbrances on the Purchased Assets. Such releases and discharges shall include each of Seller Banks making the appropriate UCC termination or amendatory filings under the Georgia Uniform Commercial Code and the Uniform Commercial Codes of all other applicable states that shall be required to release and discharge such Encumbrances. Seller shall provide letters from each of the Seller Banks attesting to such release and discharge and also provide file stamped copies of all related UCC filings.

        (r) As of the Closing Date, Purchaser has received from Seller tax clearance certificates issued by the California State Board of Equalization and the Georgia Department of Revenue - Sales Tax Division to the effect that there is no sales or use Tax Liability of Seller for which Purchaser can be held liable as a successor or transferee.

        (s) As of the Closing Date, Purchaser shall have received from Seller the following documents: (i) a certificate of existence and good standing from the state of incorporation as to the corporate status of Seller; (ii) a true and complete copy of the Articles of Incorporation of Seller and all amendments thereto certified by the state of incorporation of Seller; (iii) a true and complete copy of the Bylaws of Seller certified by the Secretary of Seller; (iv) a true and complete copy of the resolutions, certified by the Secretary of Seller, adopted on behalf of Seller authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements to which Seller is a party and all transactions contemplated hereby and thereby; (v) a certificate from the Secretary of Seller that its Articles of Incorporation have not been amended since the date of the certificate described in Section 7.03(s)(ii) and that nothing has occurred since the date of issuance of the good standing certificate specified in subsection (i) of this Section 7.03(s) that would adversely affect its corporate good standing; (vi) a certificate from Seller's Secretary as to the incumbency and signatures of Seller's officers who will execute documents at the Closing or who have executed this Agreement; and (vii) such other documents and instruments (if any) as Purchaser may reasonably request in order to effectuate the transactions contemplated by this Agreement and the Ancillary Agreements.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

        Section 8.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, notwithstanding any requisite adoption and approval of this Agreement, as follows:

        (a) by mutual written consent duly authorized by the boards of directors of each of Purchaser and Seller;

        (b) by either Purchaser or Seller, if the Closing shall not have occurred on or before November 30, 2001; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the transactions contemplated hereby to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

        (c) by either Purchaser or Seller, if any Order, writ, injunction or decree preventing the consummation of the transactions contemplated hereby shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

        (d) by Purchaser, upon a breach in any material respect of any covenant or agreement on the part of Seller set forth in this Agreement that would, if uncured prior to the Closing Date, cause the condition set forth in Section 7.03(b) not to be satisfied, or if any representation or warranty of Seller shall have become untrue or incorrect in any respect that would, if uncured prior to the Closing Date, cause the condition set forth in Section 7.03(a) not to be satisfied; provided, however, that if such breach or such failure to be true and correct is curable by Seller through the exercise of its commercially reasonable efforts within thirty (30) days and Seller continues to exercise such efforts during such period, Purchaser may not terminate this Agreement under this Section 8.01(d) unless such breach or such failure to be true and correct remains uncured at the expiration of such period;

        (e) by Seller, upon a breach in any material respect of any covenant or agreement on the part of Purchaser set forth in this Agreement that would, if uncured prior to the Closing Date, cause the condition set forth in Section 7.02(b) not to be satisfied, or if any representation or warranty of Purchaser shall have become untrue or incorrect in any respect that would, if uncured prior to the Closing Date, cause the condition set forth in Section 7.02(a) not to be satisfied; provided, however, that if such breach or such failure to be true and correct is curable by Purchaser through the exercise of its commercially reasonable efforts within thirty (30) days and Purchaser continues to exercise such efforts during such period, Seller may not terminate this Agreement under this Section 8.01(e) unless such breach or such failure to be true and correct remains uncured at the expiration of such period; or

        (f) The right of any party hereto to terminate this Agreement pursuant to this Section 8.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors or Representatives, whether prior to or after the execution of this Agreement.

        Section 8.02 Effect of Termination. Except as provided in Section 8.03, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties in this Agreement or any of its covenants or agreements in this Agreement prior to its termination and, provided further, that (a) if this Agreement is terminated by Purchaser pursuant to Section 8.01(b) or
Section 8.01(d) because (in either case) of a misrepresentation or inaccuracy in or breach of any representation or warranty of Seller as of the date hereof that shall have caused (or, in the case of termination pursuant to Section 8.01(d), would cause) the condition set forth in Section 7.03(a) not to be satisfied, Seller shall pay to Purchaser promptly following such termination, and nothing herein shall relieve Seller from liability to Purchaser for, the actual documented out-of-pocket expenses incurred by Purchaser in connection with the negotiation of this Agreement and the Ancillary Agreements, its consideration of the transactions contemplated hereby and thereby, and its enforcement of its rights under this Section 8.02; (b) if this Agreement is terminated by Seller pursuant to Section 8.01(b) or Section 8.01(e) because (in either case) of a misrepresentation or inaccuracy in or breach of any representation or warranty of Purchaser as of the date hereof that shall have caused (or, in the case of termination pursuant to Section 8.01(e), would cause) the condition set forth in
Section 7.02(a) not to be satisfied, Purchaser shall pay to Seller promptly following such termination, and nothing herein shall relieve Purchaser from liability to Seller for, the actual documented out-of-pocket expenses incurred by Seller in connection with the negotiation of this Agreement and the Ancillary Agreements, its consideration of the transactions contemplated hereby and thereby, and its enforcement of its rights under this Section 8.02; and (c) the provisions of Section 5.03, this Section 8.02, Section 8.03, Article IX and
Article X shall remain in full force and effect and survive any termination of this Agreement. The payments provided for herein shall be the sole remedy available to a party upon termination as contemplated by this Section 8.02.

        Section 8.03 Expenses and Transfer Taxes. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, whether or not the transactions contemplated hereby are consummated.


                                   ARTICLE IX
                      SURVIVAL, INDEMNIFICATION AND ESCROW

        Section 9.01 Survival of Representations and Warranties. Notwithstanding any knowledge of facts determined or determinable by Purchaser pursuant to investigation or right of investigation, the representations and warranties of Purchaser and Seller contained in this Agreement, the Seller Disclosure Schedule, the Purchaser Disclosure Schedule, the Ancillary Agreements, and the certificates, instruments and documents delivered by a party pursuant to this Agreement or any of the Ancillary Agreements shall survive the Closing for a period of twelve (12) months from and after the Closing Date, except: (a) the representations and warranties contained in Section 3.01 (Organization, Standing and Power), Section 3.02 (Authority), Section 3.03 (No Conflicts) and Section
3.05 (Title to Purchased Assets; Absence of Encumbrances) and Sections 4.01 (Organization and Qualification), Section 4.02 (Authority Relative to this Agreement) and Section 4.03 (No Conflict; Required Filings and Consents), and the indemnification obligations of Seller hereunder with respect to Section 3.01 (Organization, Standing and Power), Section 3.02 (Authority), Section 3.03 (No Conflicts) and Section 3.05 (Title to Purchased Assets; Absence of Encumbrances) shall survive forever, (b) the representations and warranties contained in
Section 3.13 (Intellectual Property) (other than Sections 3.13(l),(m),(n),(o) and (p)) and the indemnification obligations of Seller hereunder with respect thereto shall survive until the second anniversary of the Closing Date and (c) the representations and warranties contained in Section 3.14 (Environmental Matters) and Section 3.15 (Taxes), and the indemnification obligations of Seller hereunder with respect thereto, shall survive until the sixth anniversary of the Closing Date. Neither the period of survival nor the liability of either party with respect to its representations and warranties shall be reduced by any investigation made at any time by or on behalf of the other party hereto. Notwithstanding any other provisions of this Agreement, if written notice of a claim has been given by Purchaser to Seller prior to the expiration of the applicable representations and warranties, then such representations and warranties shall survive as to such claim until such claim has been finally resolved.

        Section 9.02 Escrow Fund. On or as soon as reasonably practicable after the Closing Date, in accordance with Section 2.05, the Escrow Amount shall be deposited with U.S. Bank Trust National Association (or its successor in interest or other institution selected by Purchaser with the consent of Seller, which consent shall not be unreasonably withheld), as escrow agent (the "Escrow Agent"). The Escrow Amount so deposited, together with interest and other income thereon, shall constitute the "Escrow Fund" and shall be governed by the terms set forth in this Agreement and in the Escrow Agreement. The Escrow Fund shall be available to compensate Purchaser pursuant to the indemnification obligations of Seller.

        Section 9.03 Indemnification.

        (a) From and after the Closing Date, subject to the limitations set forth in this Article IX, Seller shall indemnify, defend and hold harmless Purchaser and its officers, directors, advisors, Affiliates, agents, employees, and each person, if any, who controls or may control Purchaser within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against, any and all losses (including lost revenues and profits and diminution in value), damages, fines, fees, Taxes, penalties, deficiencies, interest, judgments, settlements, claims, demands, actions, causes of action, liabilities, costs and expenses (including Legal Expenses) (collectively, "Damages") arising out of, based upon or resulting from:

        (i) any misrepresentation or inaccuracy in or breach of any of the representations or warranties given or made by Seller in this Agreement, the Seller Disclosure Schedule, any of the Ancillary Agreements, or any certificate, instrument or document delivered to Purchaser pursuant to this Agreement or any of the Ancillary Agreements;

        (ii) any breach of or default in connection with any of the covenants or agreements given or made by Seller in this Agreement, the Seller Disclosure Schedule, any of the Ancillary Agreements, or any certificate, instrument or document delivered to Purchaser pursuant to this Agreement or any of the Ancillary Agreements;

        (iii) any Retained Liability, whether arising before or after the Closing Date; and/or

        (iv) any noncompliance by Seller with any applicable bulk sales Law.

        (b) Purchaser and Seller each acknowledges that the Damages, if any, would relate to unresolved contingencies existing at the Closing Date, which if resolved at the Closing Date would have led to a reduction in the Purchase Price, Purchaser would have agreed to pay in connection with the transactions contemplated hereby.

        Section 9.04 Limits on Indemnification. The maximum amount of Damages which may be recovered from Seller for claims under Section 9.03(a)(i): (a) for Damages arising out of, based upon or resulting from any misrepresentation or inaccuracy in or breach of any of the representations or warranties by Seller set forth in Section 3.01 (Organization, Standing and Power), Section 3.02 (Authority), Section 3.03 (No Conflicts), Section 3.05 (Title to Purchased Assets; Absence of Encumbrances), Section 3.14 (Environmental Matters) and
Section 3.15 (Taxes) (the "Extended Representations") shall be an amount equal to the Purchase Price, and (b) for Damages arising out of, based upon or resulting from any misrepresentation or inaccuracy in or breach of any other representation or warranty by Seller in this Agreement, the Seller Disclosure Schedule, any of the Ancillary Agreements to which Seller is a party, or any certificate, instrument or document delivered by Seller pursuant hereto or thereto shall be an amount equal to the Escrow Amount plus all interest actually earned thereon prior to the termination of the Escrow Fund pursuant to Section
9.06. Notwithstanding anything to the contrary contained in this Agreement, there shall be no limit as to the Indemnified Persons' recovery of Damages with respect to fraud or intentional misrepresentation or willful or intentional breach by Seller. The Escrow Fund shall be partial security for the indemnification obligations of Seller under Section 9.03 and, except as expressly set forth in this Article IX, shall not be a limitation on indemnification or other recovery. All claims for indemnification pursuant to
Section 9.03 shall be made first against the Escrow Fund to the extent any funds remain therein and are available to satisfy such claims for indemnification, and the Escrow Fund shall be the sole and exclusive remedy or source of recovery for indemnification under this Agreement to the extent of such remaining available funds.

        Section 9.05 Damages Threshold. Notwithstanding the foregoing, an Indemnified Person may not make any claim under Section 9.03(a) for Damages (other than claims under Section 9.03(a)(iii)) until the aggregate amount of claims by such Indemnified Person exceeds five hundred thousand dollars ($500,000); provided, however, that once the aggregate amount of Damages of such Indemnified Person exceeds five hundred thousand dollars ($500,000), then such Indemnified Person shall have the right to recover the full amounts due without regard to the threshold. Once such threshold has been reached, any materiality or Material Adverse Effect limitation or exception contained in a representation, warranty, covenant or agreement shall be disregarded in determining the amount of any Damages.

        Section 9.06 Escrow Period. The Escrow Fund shall commence on the Closing Date and shall terminate (a) eighteen (18) months after the Closing Date with respect to claims under Section 9.03(a)(i) for Damages arising out of, based upon or resulting from any misrepresentation or inaccuracy in or breach of any of the Extended Representations and claims under Section 9.03(a)(iii), and
(b) twelve (12) months after the Closing Date for all other claims under Section 9.03(a). Promptly following the first anniversary of the Closing Date, Seller shall be entitled to receive, from the Escrow Fund, one-half of the Escrow Amount minus (i) the amount of all claims (if any) theretofore paid to any of the Indemnified Persons out of the Escrow Fund and (ii) the amount reasonably believed in good faith to be necessary to satisfy all claims (if any) then pending against the Escrow Fund. Notwithstanding any other provision of this Agreement, a portion of the Escrow Fund that is necessary to satisfy any unsatisfied claims made prior to the time that the

Escrow Fund would (but for this sentence) have terminated, and such claims relate to facts and circumstances that existed prior to the time that the Escrow Fund would (but for this sentence) have terminated, shall remain in the Escrow Fund until such claims have been resolved.

        Section 9.07 Procedure for Claims Upon Escrow Fund.

        (a) All claims with the Escrow Agent for indemnification by any Indemnified Person from the Escrow Fund shall be made in accordance with the provisions of this Section 9.07 and the Escrow Agreement.

        (b) Upon receipt by the Escrow Agent, on or before the day which is (i) eighteen (18) months after the Closing Date in the case of claims asserted under
Section 9.03(a)(i) on the basis of any of the Extended Representations or under
Section 9.03(a)(iii), or (ii) twelve (12) months after the Closing Date in the case of all other claims asserted under Section 9.03(a), of a certificate signed by any officer of Purchaser stating that an Indemnified Person is seeking indemnification hereunder, citing the section of this Agreement under which indemnification is claimed, and setting forth a summary of the basis for such claim (an "Officer's Certificate"), the Escrow Agent shall, subject to the provisions of Section 9.08 and Section 9.09, deliver to Purchaser out of the Escrow Fund, as promptly as practicable, an amount equal to the amount of Damages set forth in such Officer's Certificate. Purchaser shall simultaneously deliver to Seller a duplicate copy of any Officer's Certificate delivered to the Escrow Agent.

        Section 9.08 Objections to Claims. For a period of twenty-five (25) days after such delivery of an Officer's Certificate, the Escrow Agent shall make no delivery of any amount from the Escrow Fund pursuant to Section 9.07 unless the Escrow Agent shall have received written authorization from Seller to make such delivery. After the expiration of such twenty-five (25) day period, the Escrow Agent shall make delivery of the applicable amount, except that no such payment or delivery may be made if Seller shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Purchaser prior to the expiration of such twenty-five (25) day period.

        Section 9.09 Resolution of Conflicts; Arbitration.

        (a) If Seller shall timely object in writing to any claim or claims by Purchaser made in any Officer's Certificate in accordance with the provisions of Sections 9.03 or 9.08, Purchaser shall have twenty-five (25) days after receipt by the Purchaser of objection by Seller to respond in a written statement to the objection of Seller. If after such twenty-five (25) day period there remains a dispute as to any claims, Seller and Purchaser shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If Seller and Purchaser should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the applicable amount from the Escrow Fund in accordance with the terms thereof.

        (b) If no such agreement can be reached after good faith negotiation, either Purchaser or Seller may, by written notice to the other, demand arbitration of the matter unless the amount of Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Purchaser and Seller shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim shall be binding and conclusive upon the parties to this Agreement, and, with respect to claims from the Escrow Fund, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

        (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in such jurisdiction as is determined pursuant to Section 10.06 (for purposes of which the party seeking arbitration shall be deemed to be the initiating party) under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 9.09, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Purchaser shall be deemed to be the non-prevailing party unless the arbitrators award Purchaser more than one-half (1/2) of the amount in dispute; otherwise, Seller shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

        Section 9.10 Third Party Claims.

        (a) In the event an Indemnified Person becomes aware of an Action or Proceeding involving the assertion of a third-party claim which such Indemnified Person believes may result in a demand against the Escrow Fund or Seller for indemnification hereunder (a "Third Party Claim"), such Indemnified Person shall give Seller notice of such Third Party Claim within thirty (30) days after the receipt by such Indemnified Person of such notice; provided, however, that the failure to provide such notice shall not release Seller from any of its obligations under this Article IX except to the extent Seller is materially prejudiced by such failure and shall not relieve Seller from any other obligation or liability that it may have to such Indemnified Person otherwise than under this Article IX.

        (b) If Seller notifies the Indemnified Person within ten (10) days of delivery of a notice by such Indemnified Person of a Third Party Claim that Seller desires to defend the Indemnified Person with respect to such Third Party Claim, then Seller shall have the right to conduct and control, through outside legal counsel reasonably acceptable to such Indemnified Person, the defense, compromise or settlement of any such Action or Proceeding involving the assertion of a Third Party Claim, and in any such case the Indemnified Person shall cooperate in connection therewith and shall furnish such records, information, access to employees and testimony and shall attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by Seller in connection therewith; provided, that notwithstanding the foregoing, Seller shall not have the right to conduct and control the defense, compromise or settlement of any such Action or Proceeding if such Action or Proceeding also involves the assertion of a claim or claims which is not subject to indemnification by Seller hereunder; and provided further that the Indemnified Person may participate, through counsel chosen by it and at its own expense, in the defense, compromise and settlement of any such Action or Proceeding which Seller has so elected to conduct and control. Seller shall not, without the written consent of the Indemnified Person, pay, compromise or settle any Action or Proceeding involving the assertion of such Third Party Claim unless such payment, compromise or settlement is paid exclusively and entirely by Seller and includes a full and unconditional release of such Indemnified Person from any Liability with respect to such Action or Proceeding. In the event Seller, without the consent of the Indemnified Person, settles an Action or Proceeding involving the assertion of a Third Party Claim and is not paid exclusively or entirely by Seller or and does not obtain such full and unconditional release of the Indemnified Person, then Seller shall have no power or authority to object under any provision of this Article IX to the amount of any claim by the Indemnified Person against Seller or the Escrow Fund for indemnification with respect to such settlement. If Seller does not so notify the Indemnified Person of its intent to conduct and control the defense of the Action or Proceeding involving the assertion of a Third Party Claim or if Seller otherwise fails to take timely steps to assume and conduct the defense of such Action or Proceeding, then the Indemnified Person shall have the right to conduct and control, through counsel of its choosing, in such manner as it may deem appropriate at Seller's cost and expense, and Seller shall not have the right to conduct and control, the defense, compromise or settlement of such Action or Proceeding, and Seller shall promptly reimburse the Indemnified Person therefor in accordance with the terms hereof.

        (c) Notwithstanding the provisions of Section 9.10(b), if (i) an Action or Proceeding involving the assertion of a Third Party Claim includes a request for equitable relief (or any other relief, whether at law or in equity, other than monetary damages) against any Indemnified Person (whether or not in conjunction with other relief) or (ii) the amount of Damages specified in the pleadings in an Action or Proceeding involving the assertion of a Third Party Claim, when aggregated with the amount of Damages specified in the pleadings in all other Actions and Proceedings involving the assertion of a Third Party Claim then pending, exceeds Seller's indemnification obligations under Section 9.04, the Indemnified Person shall have the right to conduct and control, through counsel of its choosing, and Seller shall not have the right to conduct and control, the defense, compromise or settlement of such Action or Proceeding. In any such case, Seller shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Person in connection therewith. The Indemnified Person shall not, without the consent of Seller, pay, compromise or settle such Action or Proceeding, provided, however, that (i) Seller's consent shall not be unreasonably withheld, delayed or conditioned and (ii) no consent of Seller shall be required if the Indemnified Person shall waive (by means of a written waiver signed by the Indemnified Person) any right to indemnification therefor hereunder and shall obtain a release of Seller from and against any liability as a consequence of such Action or Proceeding. In the event Seller has consented to any such settlement, Seller shall have no power or authority to object under any provision of this Article IX to the amount of any claim by the Indemnified Person against the Escrow Fund for indemnity with respect to such settlement. The Indemnified Person shall have the right to defend such Action or Proceeding in such manner as it may deem appropriate at Seller's cost and expense, and Seller shall promptly reimburse the Indemnified Person therefor in accordance with the terms hereof. Seller may participate, through counsel chosen by it and at its own expense, in the defense of any such Action or Proceeding the defense, compromise or settlement of which the Indemnified Person has so elected to conduct and control. Notwithstanding any other provision of this Agreement, Purchaser shall not be entitled to indemnification hereunder for costs or expenses incurred in making any person who is then an employee of Purchaser (including any of the Transferred Employees) available to Seller after the Closing to provide records, information or testimony or to attend conferences, discovery proceedings, hearings, trials and appeals in connection with Seller's defense of a Third Party Claim.

        (d) At the request of the Indemnified Person at any time, Seller shall assume and conduct the defense of a Third Party Claim with outside legal counsel reasonably acceptable to the Indemnified Person. In such event, the Indemnified Person shall be entitled to participate in the defense of such Third Party Claim at the cost and expense of Seller; provided, however, that (i) the Indemnified Person shall be entitled (at its own expense) to participate in the defense of such Third Party Claim and to employ counsel to assist in the handling of such claim; (ii) Seller shall not, without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned), pay, compromise or settle any such Third Party Claim; and (iii) the Indemnified Person shall thereafter cooperate in connection therewith and shall furnish such records, information, access to employees and testimony and attend such conferences, discovery proceedings, hearings and trials and appeals as may be reasonably requested by Seller in connection with such defense.

        (e) The reimbursement of fees, costs and expenses required by this
Section 9.10 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred. The Indemnified Parties shall have the right, but shall not be required, to recover such fees, costs and expenses by means of a claim against the Escrow Fund.

                                   ARTICLE X
                               GENERAL PROVISIONS

        Section 10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon confirmation of delivery) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 10.01):

        (a) if to Seller:

American Megatrends, Inc.
6145-F Northbelt Parkway
Norcross, Georgia 30071-2976
Attention:  S. Shankar
Fax: (770) 246-8606

                      with a copy to:

                      Powell, Goldstein, Frazer & Murphy LLP
                      191 Peachtree Street, 16th Floor
                      Atlanta, Georgia 30303

                      Attention:  Rick Miller, Esq.
                      Fax: (404) 572-6999

               (b)    if to Purchaser:

                      LSI Logic Corporation
                      1551 McCarthy Boulevard
                      Milpitas, California  95035
                      Attn: General Counsel
                      Fax: (408) 433-6896

                      with a copy to:

                      Brobeck, Phleger & Harrison LLP
                      Two Embarcadero Place
                      2200 Geng Road
                      Palo Alto, CA 94303
                      Attention: Rod J. Howard, Esq.
                      Fax: (650) 496-2777

        Section 10.02 Amendment. This Agreement may be amended or modified by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        Section 10.03 Waiver, Rights and Remedies Cumulative. At any time prior to the Closing Date, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any misrepresentation or inaccuracy in or breach of any of the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by extending or waiving party or parties. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial waiver or exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that either party may otherwise have at law or in equity.

        Section 10.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

        Section 10.05 Assignment; Binding Effect; No Third Party Beneficiary. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, except that Purchaser shall have the right, exercisable in its sole discretion and without the consent or agreement of any other party, to assign all of its rights and to delegate all of its obligations under this Agreement and the Annexes, Schedules and exhibits hereto to any wholly-owned Subsidiary of Purchaser in a manner consistent with the provisions of Section 6.05. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than
Article IX, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

        Section 10.06 Governing Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and to be performed entirely within that state, and no effect shall be given to any conflict-of-laws principles thereof directing the application of any Law other than the laws of the State of California. Any Action or Proceeding initiated by Seller against Purchaser arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby shall be brought in the United States District Court for the judicial district set forth in Schedule 10.06(a) and the state courts set forth in Schedule 10.06(b). Any Action or Proceeding initiated by Purchaser against Seller arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby shall be brought in the United States District Court for the judicial district set forth in Schedule 10.06(c) and the state courts set forth in Schedule 10.06(d). The parties hereby consent to and agree to submit to the exclusive jurisdiction of such courts. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party's property is immune from any legal process issued by such courts, or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

        Section 10.07 Waiver of Jury Trial. Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

        Section 10.08 Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

        Section 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        Section 10.10 Entire Agreement. This Agreement (including the annexes, schedules and exhibits to this Agreement), the Seller Disclosure Schedule and the Purchaser Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                            LSI LOGIC CORPORATION


                                            By:  /s/ WILFRED J. COORIGAN
                                                 -------------------------------
                                                 Name: Wilfred J. Corrigan
                                                 Title: Chairman & CEO


                                            AMERICAN MEGATRENDS, INC.


                                            By: /s/ SHANKAR
                                                 -------------------------------
                                                 Name: S. Shankar
                                                 Title: President


                                            AMERICAN MEGATRENDS, INC.


                                            By:  /s/ RAGHUNATHAN SARMA
                                                 -------------------------------
                                                 Name: R. Sarma
                                                 Title: Ex. V.P.

                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]


SCHEDULE 2.03(i)

Two hundred twenty-one million five hundred thousand dollars ($221,500,000).

SCHEDULE 2.03(ii)

                 PREPAID RENT AND DEPOSITS AND EMPLOYEE ADVANCES

Schedule of Deposits and Prepaids

Rent Deposit - AMI, CA                                                        4,792.30
ENDL Publications                                                             1,515.00

Total Prepaids                                                               $6,277.30
-----------------------------------------------------------------------------------------

Schedule of Employees Advances
-----------------------------------------------------------------------------------------

9/21/00        Hallyal, Basavaraj                                             2,750.00
7/1/00         Sanders, Oliva                                                   615.70
5/2/01         Thorpe, Leah                                                     150.00
4/20/01        Thorpe, Leah                                                     438.88
                                                                             =========

Total Advances                                                               $3,954.58
-----------------------------------------------------------------------------------------

Total Allocation                                                            $10,231.88
=========================================================================================

SCHEDULE 2.04(b)(i)

Twenty-three million nine hundred thousand dollars ($23,900,000)

SCHEDULE 2.04(b)(ii)

One hundred ninety seven million, six hundred ten thousand, two hundred thirty one dollars and eighty eight cents ($197,610,231.88).